UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CON-WAY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

MAY 19, 2009

CON-WAY INC.

CON-WAY INC.

2855 CAMPUS DRIVE, SUITE 300
TELEPHONE: 650/378-5200
SAN MATEO, CALIFORNIA 94403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 19, 2009
9:00 A.M., local time
Sonoma – Mendocino Room, Doubletree Hotel, 835 Airport Boulevard, Burlingame, California

FELLOW SHAREHOLDER:

The Annual Meeting of Shareholders of Con-way Inc. will be held at 9:00 A.M., local time, on Tuesday, May 19, 2009, to:

1.	Elect three Class III directors for a one- or three-year term, as described in the attached proxy statement.

2.	Approve amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate the classification of the Company’s Board of Directors.

3.	Approve amendments to the Company’s Certificate of Incorporation and Bylaws to set the number of directors of the Company at not less than seven nor more than eleven.

4.	Ratify the appointment of auditors.

5.	Transact any other business properly brought before the meeting.

Shareholders of record at the close of business on March 30, 2009, are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

Sincerely,

JENNIFER W. PILEGGI
Secretary

April 10, 2009

Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held May 19, 2009	1
Proxy Statement	1
Board of Directors’ Recommendations	1
Proxy Voting Procedures	1
Voting Requirements	1
Voting Shares Outstanding	2
Proxy Voting Convenience	2
Attendance at the Meeting	2
Proposal Number 1: Election of Directors	2
Proposal Number 2: Approval of Amendments to the Company’s Certificate of Incorporation and Bylaws to Eliminate the Classification of the Company’s Board of Directors	9
Proposal Number 3: Approval of Amendments to the Company’s Certificate of Incorporation and Bylaws to Set the Number of Directors of the Company at Not Less than Seven nor More than Eleven	10
Proposal Number 4: Ratification of Auditors	10
Stock Ownership by Directors and Executive Officers	12
Information about the Board of Directors and Certain Board Committees; Corporate Governance	14
Director Independence	14
Board Meetings; Executive Sessions of Non-Management Directors	14
Standing Committees	14
Policies and Procedures Regarding Related Person Transactions; Transactions with Related Persons	18
Communications with Directors	19
Policy Regarding Director Attendance at Annual Meetings of Shareholders	19
Authority to Retain Advisors	19
Code of Ethics; Corporate Governance Guidelines	19
2008 Director Compensation	20
Compensation of Executive Officers	23
I. Compensation Discussion and Analysis	23
II. Compensation Committee Report	45
III. 2008 Summary Compensation Table	46
IV. 2008 Grants of Plan-Based Awards	48
V. Outstanding Equity Awards at 2008 Fiscal Year-End	50
VI. 2008 Option Exercises and Stock Vested	51
VII. 2008 Pension Benefits	51
VIII. 2008 Nonqualified Deferred Compensation	53
IX. Other Potential Post-Employment Payments	55
Compensation Committee Interlocks and Insider Participation	57
Audit Committee Report	58
Principal Shareholders	58
Compliance with Section 16 of the Exchange Act	59
Confidential Voting	59
Submission of Shareholder Proposals	59
Other Matters	59
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

CON-WAY INC.
2855 CAMPUS DRIVE, SUITE 300
SAN MATEO, CALIFORNIA 94403
TELEPHONE: 650/378-5200

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 19, 2009

The proxy statement and annual report, including Form 10-K,
are available at: http://investors.con-way.com

Also available on the Web site are the Company’s proxy card, as well as instruction cards and related materials for voting shares of common and preferred stock held in the Company’s 401(k) plans.

PROXY STATEMENT

April 10, 2009

The Annual Meeting of Shareholders of Con-way Inc. (the “Company”) will be held on Tuesday, May 19, 2009. Shareholders of record at the close of business on March 30, 2009 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about April 10, 2009.

Board of Directors’ Recommendations

The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote “FOR” the election of the nominees for directors described below, “FOR” the amendment of the Company’s Certificate of Incorporation and Bylaws to eliminate the classification of the Company’s Board of Directors, “FOR” the amendment of the Company’s Certificate of Incorporation and Bylaws to set the number of directors of the Company at not less than seven nor more than eleven, and “FOR” ratification of the appointment of KPMG LLP as independent auditors.

Proxy Voting Procedures

To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the three nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a one- or three-year term, depending on whether or not shareholders approve the amendment of the Company’s Certificate of Incorporation and Bylaws to eliminate the classification of the Company’s Board of Directors. Approval of the amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate the classification of the Company’s Board of Directors, and approval of the amendments to the Company’s Certificate of Incorporation and Bylaws to set the number of directors of the Company at not less than seven nor more than eleven, both require the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote at the meeting. The ratification of the appointment of auditors requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the two proposals to amend the Company’s Certificate of Incorporation and Bylaws, abstentions from voting and broker non-votes will have the same effect as voting against each such proposal. With respect to ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes will be disregarded and have no effect on the outcome of such vote.

Voting Shares Outstanding

At the close of business on March 30, 2009, the record date for the Annual Meeting, there were outstanding and entitled to vote 46,248,980 shares of Common Stock and 509,088 shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of 49,354,417 votes are eligible to be cast at the meeting.

Proxy Voting Convenience

You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

Attendance at the Meeting

All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. If you wish to attend the meeting in person, you can obtain driving directions to the Doubletree Hotel in Burlingame, California at www.doubletree.com.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees.

The following persons are the nominees of the Board of Directors for election as Class III directors at the 2009 Annual Meeting of Shareholders:

William R. Corbin
Robert Jaunich II
W. Keith Kennedy, Jr.

Unless you withhold authority to vote, your proxy will be voted for election of the nominees named above.

If elected, the term for which the nominees will serve depends on whether the “Declassification Amendments” (described in the following paragraphs and elsewhere in this Proxy Statement under “Proposal No. 2”) are approved at the meeting. If the Declassification Amendments are approved by shareholders, the nominees will serve for a one-year term until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified. If the Declassification Amendments are not approved by shareholders, the nominees will serve for a three-year term until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Margaret G. Gill and Henry H. Mauz, Jr., each of whom currently is serving as a Class III director, will not be standing for re-election. Mrs. Gill, who has served as a director since 1995, informed the Board that she has decided to retire as a director when her term expires in May 2009. Admiral Mauz, who has served as a director since 2005, will be retiring when his term expires in May 2009 after reaching the mandatory retirement age of 72. In addition to Mrs. Gill and Admiral Mauz, Robert D. Rogers, a Class II director who has served as a director since 1990, will be retiring prior to the 2009 Annual Meeting of Shareholders after reaching the mandatory retirement age of 72. The Board wishes to express its gratitude to Mrs. Gill, Admiral Mauz and Mr. Rogers for their keen insights and valuable contributions during their tenures on the Board.

In light of the upcoming departures of Mrs. Gill and Admiral Mauz as Class III directors, and in order that the number of directors in each class be as nearly equal as possible, the Board has nominated Dr. Keith Kennedy, who is currently serving as a Class I director, for election as a Class III director in 2009. If elected as a Class III director, Dr. Kennedy will resign as a Class I director.

The Company currently has three classes of directors, each of which is elected for a three-year term. The Board of Directors of the Company, pursuant to the Bylaws, has determined that the number of directors of the Company shall be thirteen. However, the Company has included in this Proxy Statement its proposal to amend the Certificate of Incorporation and Bylaws to declassify the Board of Directors (the “Declassification Amendments”) which, if approved at this meeting, will result in the elimination of the classified Board over time, as described below under “Proposal No. 2.” The Company also has included in this Proxy Statement its proposal to amend the Certificate of Incorporation and Bylaws to reduce the size of the Board of Directors (the “Board Size Amendments”) from a range of twelve to fifteen to a range of seven to eleven. If the Board Size Amendments are approved at the meeting, the Board has determined that the number of directors of the Company will be ten. If both the Declassification Amendments and the Board Size Amendments are approved by shareholders and the nominees named above are elected to serve as Class III directors, the Board will consist of ten directors made up of four Class I directors, three Class II directors and three Class III directors until the Board becomes fully declassified in 2011. If the Board Size Amendments are not approved by shareholders, the minimum size of the Board will remain at twelve directors and there will be two vacancies on the Board. The Board will take appropriate action to fill the vacancies.

CLASS III DIRECTORS

WILLIAM R. CORBIN Director since 2005

Retired Executive Vice President
Weyerhaeuser Company
a diversified forest products company

Mr. Corbin, age 68, joined Weyerhaeuser in 1992 as Executive Vice President, Wood Products. He retired from Weyerhaeuser in February 2006. His most recent assignment was to oversee Weyerhaeuser Industrial Wood Products and International Business Groups, including Weyerhaeuser Forest Products International, Weyerhaeuser Asia and Europe, Appearance Wood, Composites and BC Coastal Business Groups. From 1995 to 1999 he served as Executive Vice President, Timberlands and Distribution and from 1999 to 2004 again as Executive Vice President, Wood Products. Prior to joining Weyerhaeuser, Mr. Corbin held senior positions at Crown Zellerbach Corporation, International Paper Company and other firms during a 35-year career in wood products manufacturing and timberlands management. Mr. Corbin received his BS degree (forest products) from the University of Washington in 1964. He received a master of forestry degree emphasizing industrial administration from Yale University in 1965. He serves on various boards including Wood Resources, LLC, and University of Washington’s College of Fisheries and Oceanography. Mr. Corbin is Chairman of the Finance Committee and a member of the Audit Committee of the Board.

ROBERT JAUNICH II Director since 1992

Founder & Managing Partner
Calera Capital
a private investment corporation

Mr. Jaunich, age 69, is founder and managing partner of Calera Capital, formerly Fremont Partners, which manages $1.8 billion targeted to make and oversee majority equity investments in operating companies representing a broad spectrum of industries. Calera Capital was spun out from Fremont Group, a private investment corporation that manages assets of $4.0 billion, which Mr. Jaunich joined in 1991 and where he served as a member of the Board of Directors. Mr. Jaunich serves as a member of the Board of Directors of Direct General (auto insurance). He is trustee of the non-profit National Recreation Foundation and serves on the President’s Advisory Council of Boys and Girls Clubs of the Peninsula as well as the Board of the Palo Alto Medical Foundation (PAMF). He is a life member of the World Presidents’ Organization and was a member of Young Presidents’ Organization (1980-1990). Mr. Jaunich received a BA from Wesleyan University, Middletown, Connecticut and an MBA from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Governance and Nominating Committee of the Board.

CLASS I DIRECTOR STANDING FOR ELECTION TO CLASS III

W. KEITH KENNEDY, JR.                                                  Director since 1996

Chairman of the Board
Con-way Inc.

     Dr. Kennedy, age 65, was named Chairman of Con-way Inc. in January 2004. He served as Interim Chief Executive Officer from July 2004 to April 2005. From April 2002 to January 2004 he was the Vice Chairman of Con-way. In January 2000 he retired as President and Chief Executive Officer of Watkins-Johnson Company, a manufacturer of equipment and electronic products for the telecommunications and defense industries. He had held that position since January of 1988. He joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy is a graduate of Cornell University from which he holds BSEE, MS, and PhD degrees. He is the past Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization. He previously held Board and/or officer positions with Boy Scouts of America (Pacific Skyline Council), California State Chamber of Commerce, and Silicon Valley Leadership Group. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers.

CLASS I DIRECTORS

JOHN J. (JACK) ANTON                                                  Director since 2005

Operating Director
Paine & Partners, LLC
A Private Equity Management Firm

     Mr. Anton, age 66, is an operating director with Paine & Partners, LLC, a private equity management firm. From 2005 to 2006, he was a private investor in food, consumer products and specialty ingredient companies. From 2001 through 2004, he was a Senior Advisory Director with Fremont Partners, another private equity management firm, and was instrumental in the acquisition and successful divesture of Specialty Brands Inc. (SBI). Mr. Anton served on the Board of SBI. Prior to Fremont, Mr. Anton was Chairman, CEO and co-owner of Ghirardelli Chocolate Company. He led the acquisition of Ghirardelli in 1992 and was responsible for revitalizing the company’s brand, marketing programs and growth prior to transitioning Ghirardelli to its new ownership. Mr. Anton served from 1983 to 1990 as Chairman and co-owner of Carlin Foods Corporation, a food ingredient company serving the dairy, baking and food service industries; and from 1990 to 1992 as Chairman of Carlin Investment Corporation, which was created to invest in food and specialty chemical firms. Prior to forming Carlin Foods, he spent nearly twenty years in management and executive roles at Ralston Purina and Nabisco Brands Corporations. During a leave of absence from Ralston Purina, Mr. Anton served as an Infantry Officer in Vietnam, earning a Bronze Star for valor in a combat situation. Mr. Anton received a BS degree (chemistry) from the University of Notre Dame. Mr. Anton serves on the Board of Directors of Basic American Inc., the country’s largest potato dehydrator and as Chairman of the Board of WireCo World Group, the largest manufacturer and supplier of technically engineered wire rope. He is active on the Advisory Boards of Notre Dame’s College of Science and the University of San Francisco’s Business School; and, was a past Trustee of the Schools of the Sacred Heart, San Francisco; and a past Trustee of the Allendale Association, a Chicago-based school for abused children. He also is a member of the World Presidents Organization. Mr. Anton is a member of the Audit and Governance and Nominating Committees of the Board.

JOHN C. POPE Director since 2003

Chairman
PFI Group, LLC
a financial management firm

Mr. Pope, age 60, is Chairman of PFI Group, LLC, a financial management firm that invests primarily in private equity opportunities, and is also Chairman of the Board of Waste Management, Inc., a NYSE-listed waste collection and disposal firm. From December 1995 to November 1999 Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components until it merged with Westinghouse Air Brake. Prior to joining MotivePower Industries, Mr. Pope spent six and one-half years with United Airlines and UAL Corporation in various roles, including President and Chief Operating Officer and a member of the Board of Directors. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer. He was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope is a member of the Board of Directors of Dollar Thrifty Automotive Group, Kraft Foods, Inc., R.R. Donnelley & Sons Company and Waste Management, Inc. Mr. Pope holds a master’s degree in finance from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope is Chairman of the Audit Committee of the Board.

DOUGLAS W. STOTLAR Director since 2005

President and Chief Executive Officer
Con-way Inc.

Mr. Stotlar, age 48, is President and Chief Executive Officer of Con-way Inc. As the company’s top executive, Mr. Stotlar is responsible for the overall management and performance of the company. He was named to his current position in April, 2005. Mr. Stotlar previously served as President and Chief Executive Officer of Con-way Freight (formerly Con-Way Transportation Services), Con-way’s $2.9 billion regional trucking subsidiary. Before being named head of Con-way Freight, Mr. Stotlar served as Executive Vice President and Chief Operating Officer of that company, a position he had held since June 2002. From 1999 to 2002, he was Executive Vice President of Operations for Con-way Freight. Prior to joining Con-way Freight’s corporate office, Mr. Stotlar served as Vice President and General Manager of Con-Way NOW after drafting and executing the strategic business plan for the company in 1996. Mr. Stotlar joined the Con-way organization in 1985 as a freight operations supervisor for Con-Way Central Express (CCX), one of the company’s regional trucking subsidiaries. He subsequently advanced to management posts in Columbus, Ohio, and Fort Wayne, Indiana, where he was named northwest regional manager for CCX responsible for 12 service centers. A native of Newbury, Ohio, Mr. Stotlar earned his bachelor’s degree in transportation and logistics from The Ohio State University. He serves as vice president at large and is a member of the executive committee of the American Trucking Association. Mr. Stotlar is a member of the Board of Directors of the American Transportation Research Institute (ATRI) and URS Corporation, and serves on the Executive Committee of the US section of the North American Competitive Council.

PETER W. STOTT Director since 2004

Vice Chairman and Principal
ScanlanKemperBard Companies
a real estate private equity company

President
Columbia Investments, Ltd.
an investment company

Mr. Stott, age 64, has been the vice chairman and a principal of ScanlanKemperBard Companies, a real estate private equity company since 2005, and president of Columbia Investments, Ltd. since 2004. He was formerly President and CEO of Crown Pacific from 1988 to 2004. Prior to Crown Pacific, Mr. Stott founded Market Transport, Ltd. in 1969, the largest “asset-based” transportation and logistics services company headquartered in Oregon. Market Transport, Ltd. was acquired in 2006 by UTI Worldwide, a NASDAQ traded transportation and logistics company. He is a member of the Portland State University Building Our Future Campaign Cabinet, a member of the board of directors of the Portland State University Foundation, the Chairman of the Founder’s Circle of SOLV, and trustee of the Portland Art Museum. Mr. Stott is a member of the Compensation and Finance Committees of the Board.

CLASS II DIRECTORS

MICHAEL J. MURRAY Director since 1997

Retired President, Global Corporate and Investment Banking
Bank of America Corporation
a financial institution

Mr. Murray, age 64, retired in July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Mr. Murray was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray is a member of the Board of Directors of the eLoyalty Corporation in Lake Forest, Illinois. He is past Chairman of the United Way of the Bay Area. Mr. Murray is also on the Board of the California Academy of Sciences in San Francisco and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He serves on the Compensation and Governance and Nominating Committees of the Board.

WILLIAM J. SCHROEDER Director since 1996

Retired Silicon Valley Entrepreneur

Mr. Schroeder, age 64, served as the Chairman of Oxford Semiconductor from July 2006 and Interim Chief Executive Officer from April 2007 until the sale of the company in January 2009. He served as President and CEO of Vormetric, Inc., an enterprise data storage security firm, from 2002 through 2004. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., an Internet traffic switch company. Previously, he was employed by: Diamond Multimedia Systems, Inc. as President and CEO (1994-1999); Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice Chairman (1989-1994); and Priam Corporation as President and CEO (1978-1986). Earlier Mr. Schroeder served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. He currently serves on the Board of Directors of Omneon, Inc. and Xirrus, Inc. Mr. Schroeder holds the MBA degree with High Distinction from the Harvard Business School and MSEE and BEE degrees from Marquette University. He is the Chairman of the Compensation Committee of the Board.

CHELSEA C. WHITE III Director since 2004

H. Milton and Carolyn J. Stewart School Chair
Schneider National Chair of Transportation and Logistics
School of Industrial and Systems Engineering
Georgia Institute of Technology
an institute of higher learning

Professor White, age 63, is the H. Milton and Carolyn J. Stewart School Chair for the School of Industrial and Systems Engineering, the Director of the Trucking Industry Program, and the Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology. He has served as editor-in-chief of several of the Transactions of the Institute of Electrical and Electronics Engineers (IEEE), was founding editor-in-chief of the IEEE Transactions on Intelligent Transportation Systems (ITS), and has served as the ITS Series book editor for Artech House Publishing Company. Professor White serves on the boards of directors of the ITS World Congress and the Bobby Dodd Institute and is a member of the executive committee for The Logistics Institute — Asia Pacific and of the Mobility Project Advisory Board for the Reason Foundation. He is the former chair of the ITS Michigan board of directors and a former member of the ITS America board of directors. His research interests include the impact of real-time information for improved supply chain productivity and risk mitigation, with special focus on international supply chains. Professor White is a member of the Compensation and Finance Committees of the Board.

PROPOSAL NUMBER 2: APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE THE CLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS

The Board of Directors is seeking approval of amendments to the first two paragraphs of paragraph B of Article ELEVENTH of the Company’s Certificate of Incorporation (the “Certificate”) and to paragraphs (a) and (b) of Section 2 of Article III of the Company’s Bylaws (the “Bylaws”) to eliminate the classification of the Company’s Board of Directors (the “Declassification Amendments”).

A nonbinding shareholder proposal to declassify the Board of Directors was approved by a vote of shareholders at the Company’s 2008 Annual Meeting of Shareholders. While the Board of Directors believes that the classified board structure has provided the Company with certain benefits, it recognizes the sentiment of the Company’s shareholders that the annual election of directors would enhance the Company’s corporate governance policies. The Board is also aware that a growing number of companies have been eliminating a classified board structure. Therefore, in light of such shareholder sentiment and corporate governance trends, on January 26, 2009, the Board of Directors approved, subject to shareholder approval at the meeting, the Declassification Amendments.

The Board of Directors currently consists of thirteen directors divided into three classes, with the members of each class serving staggered three-year terms. There currently are four Class III directors, whose terms expire at the meeting; five Class I directors, whose terms expire at the 2010 Annual Meeting of Shareholders; and four Class II directors, whose terms expire at the 2011 Annual Meeting of Shareholders. If the Declassification Amendments are approved by shareholders at the meeting:

•	the directors elected at the meeting will be elected for a one-year term, and those directors, together with the Class I directors previously elected at the 2007 Annual Meeting of Shareholders, will stand for election at the 2010 Annual Meeting of Shareholders for a one-year term; and

•	the Class II directors previously elected at the 2008 Annual Meeting of Shareholders will serve for the remainder of their current three-year term and all directors will stand for election at the 2011 Annual Meeting of Shareholders for a one-year term.

Also, if the Declassification Amendments are approved, any director selected to fill a vacancy will be appointed for an initial term ending at the next annual meeting of shareholders.

If the Declassification Amendments are not approved by shareholders at the meeting, the Board of Directors will remain classified, and the Class III directors elected at the meeting will serve a three-year term expiring at the 2012 Annual Meeting of Shareholders.

As set forth in the Certificate and the Bylaws, approval of the Declassification Amendments requires the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote at the meeting. As of the record date for the meeting there were an aggregate of 49,354,417 votes eligible to be cast, so approval of the Declassification Amendments would require at least 39,483,533 affirmative votes.

The Board of Directors has also adopted, and is recommending to shareholders for approval, amendments to the Certificate and the Bylaws that would result in the reduction of the minimum and maximum size of the Board of Directors as set forth in Proposal Number 3, described below (the “Board Size Amendments”).

The proposed Declassification Amendments and the proposed Board Size Amendments are attached as appendices to this proxy statement, with the proposed amendments to the Certificate attached as Appendix A and the proposed amendments to the Bylaws attached as Appendix B. In each Appendix, deletions are indicated by strikeouts and additions are indicated by brackets.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE DECLASSIFICATION AMENDMENTS

PROPOSAL NUMBER 3: APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS TO PROVIDE THAT THE NUMBER OF DIRECTORS OF THE COMPANY SHALL BE NOT LESS THAN SEVEN NOR MORE THAN ELEVEN

The Board of Directors is also seeking approval of amendments to the Certificate and the Bylaws to reduce the size of the Company’s Board of Directors to include not less than seven and not more than eleven directors.

The first sentence of the first paragraph of paragraph B of Article ELEVENTH of the Certificate and the first sentence of paragraph (a) of Section 2 of Article III of the Bylaws currently provide that the Board of Directors shall consist of not less than twelve nor more than fifteen directors, the exact number to be set by the Board of Directors or by shareholders. Presently, the Company has thirteen directors. The Board of Directors believes that reducing the size of the Board will enable it to act in a more efficient and cost effective manner and streamline the corporate decision making process. Accordingly, the Board of Directors has determined that reducing the minimum and maximum number of directors is in the best interests of shareholders. If the Board Size Amendments are approved by shareholders at the meeting, it is currently anticipated that the Board of Directors will set the number of directors at ten.

As set forth in the Certificate and the Bylaws, approval of the Board Size Amendments requires the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote at the meeting. As of the record date for the meeting there were an aggregate of 49,354,417 votes eligible to be cast, so approval of the Board Size Amendments would require at least 39,483,533 affirmative votes.

As noted above, the proposed Declassification Amendments and the proposed Board Size Amendments are attached as appendices to this proxy statement, with the proposed amendments to the Certificate attached as Appendix A and the proposed amendments to the Bylaws attached as Appendix B. In each Appendix, deletions are indicated by strikeouts and additions are indicated by brackets.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE BOARD SIZE AMENDMENTS

PROPOSAL NUMBER 4: RATIFICATION OF AUDITORS

At last year’s annual meeting, shareholders approved the appointment of KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2008. The Board recommends that shareholders vote in favor of ratifying the reappointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2009. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. The Company has been informed by KPMG LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Fees

During the Company’s fiscal years ended December 31, 2008 and December 31, 2007, the Company was billed the following aggregate fees by KPMG LLP.

Audit Fees.  The aggregate fees billed by KPMG LLP to the Company for professional services for the audit of the Company’s annual financial statements for the fiscal year, for reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year, and for services provided by KPMG LLP in connection with statutory or regulatory filings for the fiscal year, were $2,006,000 for the fiscal year ended 2008 and $1,925,000 for the fiscal year ended 2007.

Audit-related Fees.  The aggregate fees billed by KPMG LLP to the Company for assurance and related services were $76,000 for the fiscal year ended 2008 and $71,200 for the fiscal year ended 2007. These fees were for the audit of employee benefit plans.

Tax Fees.  The aggregate fees billed by KPMG LLP to the Company for professional services rendered for tax compliance, tax advice and tax planning were $113,000 for the fiscal year ended 2008 and $24,925 for the fiscal year ended 2007.

All Other Fees.  No fees were billed by KPMG LLP to the Company for products and services rendered for fiscal year 2007 or 2008, other than the Audit Fees, Audit-related Fees, and Tax Fees described in the preceding three paragraphs.

All of the services performed by KPMG LLP during 2008 were pre-approved by the Audit Committee of the Company’s Board of Directors, which concluded that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

Prior to retaining KPMG LLP to provide services in any fiscal year, the Audit Committee first reviews and approves KPMG’s fee proposal and engagement letter. In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. For 2008, the Audit Committee also approved nominal additional fees (beyond those included in the KPMG fee proposal) for services in a limited number of subcategories, based on the Company’s experience regarding the unanticipated need for such services during the year. The Company’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of KPMG for services outside the scope of the fee proposal and engagement letter.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock and Series B Preferred Stock, as of January 31, 2009, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

Amount and
	Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership(1)	Class

John J. Anton	7,511 Common	*
0 Series B Preferred
Robert L. Bianco (2)	89,287 Common	*
220 Series B Preferred
Stephen L. Bruffett (3)	7,000 Common	*
0 Series B Preferred
William R. Corbin	7,091 Common	*
0 Series B Preferred
Margaret G. Gill	26,307 Common	*
0 Series B Preferred
Robert Jaunich II	38,972 Common	*
0 Series B Preferred
W. Keith Kennedy, Jr.	72,479 Common	*
0 Series B Preferred
John G. Labrie (4)	95,219 Common	*
157 Series B Preferred
Henry H. Mauz, Jr.	5,978 Common	*
0 Series B Preferred
Michael J. Murray	40,758 Common	*
0 Series B Preferred
John C. Pope	21,841 Common	*
0 Series B Preferred
Robert D. Rogers	35,878 Common	*
0 Series B Preferred
Kevin C. Schick (5)	90,775 Common	*
360 Series B Preferred
Herbert J. Schmidt (6)	18,061 Common	*
7 Series B Preferred
William J. Schroeder	32,639 Common	*
0 Series B Preferred
Douglas W. Stotlar (7)	409,608 Common	*
322 Series B Preferred
Peter W. Stott	24,571 Common	*
0 Series B Preferred
Chelsea C. White III	11,177 Common	*
0 Series B Preferred
All directors and executive officers as a group (22 persons)(8)	1,225,407 Common	2.6%
1,540 Series B Preferred

*	Less than one percent of the Company’s outstanding shares of Common Stock.

(1)	Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). None of these shares has been pledged as security. The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of January 31, 2009 because of vested stock options: Mr. Anton, 3,034 and 0; Mr. Corbin, 1,738 and 0; Mrs. Gill, 1,738 and 13,943; Mr. Jaunich, 1,738 and 15,479; Dr. Kennedy, 12,455 and 31,000;

Admiral Mauz, 1,738 and 0; Mr. Murray, 5,808 and 12,197; Mr. Pope, 3,034 and 10,438; Mr. Rogers, 5,808 and 18,424; Mr. Schroeder, 5,808 and 9,332; Mr. Stott, 3,844 and 6,250; and Dr. White 6,618 and 0. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors and the 2003 Equity Incentive Plan for Non-Employee Directors. The restricted shares shown for Dr. Kennedy include (i) 4,000 shares of restricted stock which were awarded under and are governed by the terms of the Con-way Inc. 1997 Equity and Incentive Plan, and (ii) 8,455 shares of restricted stock which were awarded under and are governed by the 2003 Equity Incentive Plan for Non-Employee Directors.

(2)	The shares shown include 64,662 shares which Mr. Bianco has the right to acquire within 60 days of January 31, 2009 because of vested stock options.

(3)	The shares shown include 0 shares which Mr. Bruffett has the right to acquire within 60 days of January 31, 2009 because of vested stock options.

(4)	The shares shown include 69,674 shares which Mr. Labrie has the right to acquire within 60 days of January 31, 2009 because of vested stock options. In addition to the holdings described in the above table, Mr. Labrie holds 2,974 phantom stock units under the Company’s Deferred Compensation Plan for Executives and Key Employees.

(5)	The shares shown include 76,425 shares which Mr. Schick has the right to acquire within 60 days of January 31, 2009 because of vested stock options.

(6)	The shares shown include 9,620 shares which Mr. Schmidt has the right to acquire within 60 days of January 31, 2009 because of vested stock options.

(7)	The shares shown include 336,961 shares which Mr. Stotlar has the right to acquire within 60 days of January 31, 2009 because of vested stock options. In addition to the holdings described in the above table, Mr. Stotlar holds 13,660 phantom stock units under the Company’s Deferred Compensation Plan for Executives and Key Employees.

(8)	The shares shown include 838,409 shares which all directors and executive officers as a group have the right to acquire within 60 days of January 31, 2009 because of vested stock options.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN
BOARD COMMITTEES; CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each incumbent director other than Douglas W. Stotlar is an independent director under the New York Stock Exchange listing standards.

Board Meetings; Executive Sessions of Non-Management Directors

During 2008, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

Non-management members of the Board of Directors meet in executive session on a regularly scheduled basis. Neither the Chief Executive Officer nor any other member of management attends such meetings of non-management directors. The Chairman of the Board of Directors of the Company, W. Keith Kennedy, Jr., has been chosen as the “Lead Non-Management Director” to preside at such executive sessions. For information regarding how to communicate with the Lead Non-Management Director and other members of the Company’s Board of Directors, see “Communications with Directors” below.

Standing Committees

The Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee, Governance and Nominating Committee (formerly known as the Directors Affairs Committee) and Finance Committee, the members of which are shown in the table below. Each of the Audit, Compensation and Governance and Nominating Committees is governed by a charter, current copies of which are available on the Company’s corporate website at www.con-way.com under the headings “Investors/Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403.

Governance and
Director	Audit		Compensation		Nominating	Finance

John J. Anton	X				X
William R. Corbin	X					X	*
Margaret G. Gill	X				X
Robert Jaunich II					X *
W. Keith Kennedy, Jr.
Henry H. Mauz, Jr.			X			X
Michael J. Murray			X		X
John C. Pope	X	*
Robert D. Rogers						X
William J. Schroeder			X	*
Douglas W. Stotlar
Peter W. Stott			X			X
Chelsea C. White III			X			X

X	= current member

*	= chair

Descriptions of the Audit, Compensation and Governance and Nominating Committees follow:

Audit Committee: Under its charter, the Audit Committee assists the Board in its oversight of matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the work of the Company’s outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures. Under the Company’s Corporate Governance Guidelines, the Company’s Chief Executive Officer, Chief Financial Officer, Controller and General Counsel are required to promptly notify the Chair of the Audit Committee upon receiving complaints regarding accounting, internal control and auditing matters involving the Company.

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Board has determined that Mr. Pope qualifies as an “audit committee financial expert” as such term is defined in rules adopted by the Securities and Exchange Commission. The Board has also determined that Mr. Pope’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Company’s Audit Committee. The Committee met thirteen times during 2008.

Compensation Committee: The Compensation Committee’s authority is established in its charter. The Compensation Committee approves the annual base salaries paid to the Chief Executive Officer, the Company’s other policy-making officers and certain other corporate officers. The Company’s Chief Executive Officer approves the annual base salaries for the Company’s other executives. The Compensation Committee also approves, for all executives, the short-term and long-term incentive compensation award opportunities and performance goals applicable to these awards, and annual grants of stock options to all executives made under the Company’s equity and incentive plan. In determining the compensation paid to the Chief Executive Officer, it is the practice of the Compensation Committee to consult with and obtain the concurrence of the other independent members of the Board of Directors. Management has no role in recommending or setting compensation for the Chief Executive Officer. The Committee also reviews the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees.

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Committee met eight times during 2008.

The Compensation Committee engages an independent compensation consultant to assist the Committee in its annual review and approval of executive compensation. For 2008, the Compensation Committee retained Hewitt Associates, LLP as its independent compensation consultant. (See “Compensation Discussion and Analysis — Role of Compensation Consultants” below.)

Each year the Chief Executive Officer presents to the Compensation Committee for consideration his recommendations with respect to the compensation of Company executives (other than himself). These recommendations include:

•	annual base salaries of the Named Executives, other executives who report directly to the Chief Executive Officer and certain other corporate officers;

•	annual stock option grants for all executives;

•	the performance goals applicable to short-term and long-term incentive compensation awards; and

•	the particular levels of performance at which executives receive threshold, interim, target and maximum payouts on short-term incentive compensation awards, and threshold, target and maximum payouts on long-term incentive compensation awards.

In developing his recommendations, the Chief Executive Officer typically takes into account:

•	comparative market data supplied by the independent compensation consultant retained by the Compensation Committee;

•	each executive’s target short-term and long-term incentive compensation opportunities, determined based on multiples of annual base salary approved by the Compensation Committee;

•	for the Named Executives and other executives who report directly to him, his assessment of the executives’ relative levels of responsibility and relative potential to affect business results, and of the executives’ individual performances;

•	for lower-level executives, assessment of those executives by the Named Executives or other senior executives to whom the lower-level executives report; and

•	for the performance goals, his assessment of projected Company performance as shown in its one- and three-year financial plans.

The independent compensation consultant is available for consultation with the Committee (without executive officers present) prior to and at the Committee meeting at which executive compensation is approved. The Compensation Committee also meets with the Chief Executive Officer (without other executive officers present) to discuss his executive compensation recommendations. The Committee then meets in an executive session without management and exercises its independent judgment in deciding whether to accept or revise the Chief Executive Officer’s recommendations.

The Compensation Committee charter identifies the Compensation Committee as the Committee with the responsibility to administer the 2006 Equity and Incentive Plan and the short-term and long-term incentive compensation awards made under the Plan. The Committee has delegated to management the authority to administer the plans on a day-to-day basis. However, the Committee retains sole authority to make awards, establish award terms (including performance goals) and determine whether or not modifications to performance goals are to be made.

Governance and Nominating Committee: The functions of the Governance and Nominating Committee (formerly known as the Director Affairs Committee), which are set forth in the Committee’s charter, include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	recommending to the Board directors to serve on committees of the Board;

•	advising the Board with respect to matters of Board composition and procedures;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally;

•	overseeing the Company’s policies and procedures with respect to related person transactions;

•	overseeing the annual evaluation of the Board and the Company’s management; and

•	periodically reviewing and recommending to the Board the appropriate forms and levels of compensation for Board and Committee service by non-employee members of the Board (including the Chairman of the Board, if he or she is not an employee of the Company).

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Governance and Nominating Committee met three times during 2008.

Not less often than every three years, the Governance and Nominating Committee engages an independent compensation consultant to review the Company’s director compensation. Typically, the

Committee engages the same consultant that the Compensation Committee engages to provide advice regarding executive compensation. The Committee instructs the consultant to include in its review prevalent director compensation practices, including compensation in cash, stock and options. For 2008 compensation, the Committee retained Hewitt Associates and based on Hewitt’s advice no modifications were made to director compensation. The Committee does not delegate any of its duties regarding director compensation, and executive officers of the Company have no role in determining or recommending the amount or form of director compensation.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance and Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Governance and Nominating Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. The Governance and Nominating Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Governance and Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance and Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Policies and Procedures Regarding Related Person Transactions; Transactions with Related Persons

The Company has written policies and procedures for the review, approval or ratification of related person transactions. A transaction is subject to the policies and procedures if the transaction involves in excess of $120,000, the Company is a participant in the transaction and any executive officer, director or 5% shareholder, or any of their immediate family members, has a direct or indirect interest in the transaction. The Governance and Nominating Committee of the Board of Directors is responsible for applying these policies and procedures. It is the Company’s policy to enter into or ratify related person transactions only when the Governance and Nominating Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Since January 1, 2008, the Company has not been a participant in any transaction involving more than $120,000 in which a related person had a direct or indirect material interest, nor is any such transaction currently proposed, except for the transactions described below.

Contract Freighters, Inc. (“CFI”), the truckload carrier acquired by the Company in August 2007 and which now is part of Con-way Truckload, engages Contract Transportation Service (“CTS”) to provide shuttle services within the Joplin, Missouri area. CTS has been providing these services to CFI since 1994, and the amount paid by CFI to CTS has risen from approximately $60,000 in 1994 to approximately $150,000 in 2008. CTS is owned and operated by Scott Schmidt, the brother of Herbert J. Schmidt, President of Con-way Truckload and Senior Vice President of the Company. Herbert J. Schmidt has no ownership or other pecuniary interest in CTS and is not involved in the day-to-day management of the relationship between Con-way Truckload and CTS. Pursuant to the Company’s policies and procedures described below, the Governance and Nominating Committee reviewed and ratified the transactions between Con-way Truckload and CTS, concluding that the transactions are in the best interests of the Company and its stockholders.

As part of its standard relocation package, the Company offers assistance with the sale of a transferring employee’s existing home. This assistance is offered through a contract between the Company and a third-party home re-seller, which agrees to purchase the home at an appraised value, or at an outside offer contract price, and then re-sell the home. Upon the sale of the home by the employee to the third party, the Company assumes the economic risk should the home ultimately be re-sold for less than the appraised value, or outside offer contract price, and responsibility for carrying costs incurred before the home is re-sold, and closing costs and commissions incurred when the home is re-sold.

The third-party re-seller purchased Mr. Stotlar’s Michigan home in 2007 and his California home in 2008 and re-sold both of these homes in 2008. In connection with the resale of the Michigan home, the Company paid an additional $98,921 to the third-party re-seller to cover the loss on sale, closing costs, carrying costs, and commissions. In connection with the resale of the California home, the Company paid an additional $431,481 to the third-party re-seller to cover closing costs, carrying costs, and commissions.

The third-party re-seller purchased the Kansas home of Mr. Bruffett in 2008 and re-sold it the same year. In connection with this transaction, the Company paid an additional $56,366 to the third party re-seller to cover closing costs, carrying costs, and commissions.

Communications with Directors

Any shareholder or other interested party desiring to communicate with any director (including the Lead Non-Management Director and the other non-management directors) regarding the Company may directly contact any director or group of directors by submitting such communications in writing to the director or directors in care of the Corporate Secretary, 2855 Campus Drive, Suite 300, San Mateo, California 94403.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group to which the envelope is addressed.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

The Company’s policy regarding director attendance at the Annual Meeting of Shareholders is for the Chairman of the Board of Directors and the Chief Executive Officer (if different from the Chairman) to attend in person, and for other directors to attend in person or electronically. In 2008, the Chief Executive Officer was unable to attend the meeting in person due to his attendance in New Orleans at the North American Leaders Summit between the presidents of the United States and Mexico and the prime minister of Canada, but he did attend telephonically. In addition, the Chairman of the Board attended the meeting in person and each of the other outside Directors attended telephonically.

Authority to Retain Advisors

The Board of Directors and each Committee of the Board is authorized, as it determines necessary to carry out its duties, to engage independent counsel and other advisors. The Company compensates any independent counsel or other advisor retained by the Board or any Committee.

Code of Ethics; Corporate Governance Guidelines

The Board of Directors has adopted a Code of Ethics for the Chief Executive and Senior Financial Officers, including the Chief Financial Officer and Controller. The Board of Directors has also adopted a Directors’ Code of Business Conduct and Ethics applicable to all directors, a Code of Business Conduct applicable to all officers and employees, and Corporate Governance Guidelines. Current copies of each of these documents are available on the Company’s corporate website at www.con-way.com under the headings “Investors/Corporate Governance.” Copies are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s website at www.con-way.com.

2008 DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	($)(2)	($)(3)(4)	($)(5)	($)(6)	($)(7)	($)(8)	Total ($)

John J. Anton	75,000	98,907	—	—	—	77	173,984
William R. Corbin	80,333	85,327	—	—	—	77	165,737
Margaret G. Gill	75,000	90,346	—	—	—	77	165,423
Robert Jaunich II	78,000	90,346	—	—	—	77	168,423
W. Keith Kennedy, Jr.	220,000	304,159	—	—	507	77	524,744
Henry H. Mauz	70,000	85,327	—	—	—	77	155,404
Michael J. Murray	70,005	89,835	—	—	—	77	159,917
John C. Pope	85,000	103,933	—	—	—	77	189,010
Robert D. Rogers	72,672	89,835	—	—	3,189	77	165,773
William J. Schroeder	78,005	89,835	—	—	—	77	167,917
Peter W. Stott	70,000	103,913	—	—	—	77	173,990
Robert P. Wayman (1)	—	90,346	—	—	—	—	90,346
Chelsea C. White III	70,005	89,822	—	—	—	77	159,904

(1)	Mr. Wayman resigned from the Board in January 2008.

(2)	Each non-employee Director received a cash retainer of $70,000 in 2008. For his services as Chairman of the Board, Dr. Kennedy received an additional cash retainer of $150,000. Messrs. Jaunich, Pope, and Schroeder received $8,000, $15,000, and $8,000 each for serving as Chairs of the Governance and Nominating, Audit, and Compensation Committees, respectively. Mr. Rogers received $2,667 for serving as Chair of the Finance Committee for part of 2008 and Mr. Corbin, who succeeded Mr. Rogers as Chair, received $5,333 for serving as Chair for part of 2008. For serving on the Audit Committee, Mrs. Gill and Messrs. Anton and Corbin received additional cash retainers of $5,000.

Amounts shown in this column for Messrs. Murray, Rogers, Schroeder and White include a $5 cash payment made in lieu of granting partial shares in connection with 2008 restricted stock grants.

Mr. Stotlar is not included in the table because he does not receive compensation in his capacity as a member of the Board of Directors. His compensation as President and Chief Executive Officer is included in the Summary Compensation Table below.

(3)	Amounts shown in this column reflect the 2008 compensation expense for financial reporting purposes under FAS 123R for all outstanding stock awards made to non-employee directors. The FAS 123R value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. The 2008 amount expensed for Dr. Kennedy also reflects 4,000 shares awarded to him in September 2004 during his tenure as interim Chief Executive Officer. For additional information on the valuation assumptions for 2008 grants, see Note 13, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2008, see the notes in our financial statements in the Form 10-K for the respective year.

(4)	The following table provides certain additional information concerning the restricted stock awards of our non-employee directors for fiscal year 2008 and restricted stock awards outstanding at December 31, 2008:

	Total Restricted Stock	Restricted	Grant Date Fair Value
	Awards Outstanding	Stock Awards	of Restricted Stock
	at December 31, 2008	Granted	Awards Granted During
	(#)	During 2008 (#)	2008 ($)

John J. Anton	3,034	—	—
William R. Corbin	1,738	—	—
Margaret G. Gill	2,475	—	—
Robert Jaunich II	2,475	—	—
W. Keith Kennedy, Jr.	13,192	—	—
Henry H. Mauz, Jr.	1,738	—	—
Michael J. Murray	6,545	5,570	254,995
John C. Pope	3,771	—	—
Robert D. Rogers	6,545	5,570	254,995
William J. Schroeder	6,545	5,570	254,995
Peter W. Stott	3,844	—	—
Robert P. Wayman	—	—	—
Chelsea C. White III	6,618	5,570	254,995

(5)	No option awards were granted to non-employee directors in 2008, and all outstanding stock options have been fully expensed. As of December 31, 2008, non-employee directors held the following number of stock options: Mrs. Gill, 14,943; Mr. Jaunich, 16,479; Dr. Kennedy, 31,000; Mr. Murray, 12,197; Mr. Pope, 10,438; Mr. Rogers, 19,424; Mr. Schroeder, 9,332; and Mr. Stott, 6,250. Dr. Kennedy’s total stock option balance includes 26,000 options awarded to him in March 2004 during his tenure as interim Chief Executive Officer.

(6)	The Company does not maintain any non-equity incentive compensation plans for non-employee directors.

(7)	Amounts shown in this column reflect interest on deferred compensation account balances above 120% of the applicable federal rate. The Company does not maintain any pension or other retirement plan for non-employee directors.

(8)	The amount shown in this column reflects the annual Company-paid insurance premium for each director other than Mr. Wayman. The total value of perquisites provided to each director is less than $10,000; therefore as permitted under SEC disclosure rules we have not individually identified perquisites by type or amount.

Each non-employee member of the Board of Directors receives an annual cash retainer of $70,000. The Chairman of the Board of Directors receives an additional annual cash retainer in recognition of his increased responsibilities and time commitment as Chair. In 2008, Dr. Kennedy received an additional annualized retainer of $150,000 as compensation for his service as Chairman of the Board. In addition to the annual cash retainers, the chair of the Company’s Audit Committee also receives an annual chair cash retainer of $15,000, and the chairs of the Compensation, Governance and Nominating and Finance Committees each receive an annual chair cash retainer of $8,000. Each member of the Audit Committee, other than the chair, also receives a committee retainer of $5,000. Each of the retainers described above are payable quarterly in arrears. Directors do not receive any fees for attending Board or Committee meetings.

Directors may elect to defer payment of their fees under the Company’s deferred compensation plans for directors. Payment of any deferred compensation account balances will be paid in a lump sum or in installments beginning no later than the year following the director’s final year on the Board. In 2008 (as in previous years), interest on amounts deferred prior to 2007 was credited quarterly at the Bank of America prime rate. The Company’s deferred compensation plans for directors provide that balances on amounts deferred in 2007 and subsequent years are not credited with a fixed rate of interest but instead fluctuate based on the value on one of more funds selected by the director from a list of available funds. In addition, directors may elect to have some or all of their pre-2007 account balances treated in the same manner as post-2006 deferrals. Directors may also elect to convert some or all of their deferred compensation account balances into phantom stock units that track the performance of the Company’s common stock.

Each director also receives a grant of restricted stock in the year that the director is elected or re-elected to the Board and does not receive a restricted stock grant under this program in the subsequent two years. The value at the time of grant is equal to three times an annual notional value of $85,000, so that directors elected or re-elected to the Board receive grants with a value at the time of grant of $255,000 (three times $85,000). The number of shares of restricted stock in each grant is determined by dividing the notional value of the grant by the closing price of the Company’s common stock on the grant date, with any fractional shares paid in cash. Each such grant of restricted stock is made following election or re-election to the Board and vests one-third per year, commencing on the first anniversary of the grant, or earlier upon the occurrence of certain events such as death, disability, retirement or a change in control. In April 2008, the four Class II directors elected or re-elected to the Board received grants with a notional value of $255,000 at the time of grant.

If shareholders approve the Declassification Amendments described below under “Proposal Number 2,” the Board of Directors will realign the equity compensation provided to directors with the new declassified Board structure.

Directors are also provided with certain insurance coverage and, in addition, are reimbursed for travel expenses incurred for attending Board and Committee meetings. In 2008 the Company also offered an Education Matching Gifts Program, pursuant to which the Company matched donations made to an accredited college or university by executives, certain other employees or members of the Company’s Board of Directors. The matching contributions made by the Company in any year on behalf of any executive, employee or Board member are limited to $5,000.

COMPENSATION OF EXECUTIVE OFFICERS

I. COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the Company’s executive compensation program objectives, policies and procedures as in effect for the 2008 fiscal year.

Overview

The Company’s Compensation Committee engages in a collective evaluation of all components of compensation when establishing the various forms and levels of executive pay. The Compensation Committee seeks to provide a competitive pay package designed to attract, retain and motivate talented executives, and to ensure that equity-based awards make up a significant portion of executive pay, in order to align the interests of our executive officers with those of our shareholders.

The key components of executive pay are annual base salary, annual cash incentive award(s) and grants of long-term incentive compensation awards. These key components are referred to as an executive’s “total direct compensation.” The Compensation Committee annually assesses the competitiveness of the total direct compensation provided to the Named Executives using comparative market data provided by an independent compensation consultant (see “Comparative Market Data” below). As discussed below, executives also receive post-employment compensation and perquisites, and from time to time some executives may receive special awards upon hire, for retention purposes or in recognition of noteworthy accomplishments.

Each executive’s annual cash incentive award and long-term incentive compensation awards are set so as to deliver, at target performance levels, specified percentages of annual base salary. The percentages applicable to 2008 compensation are shown in the table below.

Incentive Compensation Opportunities as a Percentage of Base Salary

Long-Term Incentive
	Annual Cash	Compensation
	Incentive Award	Opportunity at
	Opportunity at	Target (as a
	Target (as a percentage	percentage of
Executive Grade Level	of base salary)	base salary)

Level 1 (President and Chief Executive Officer)	100%	400%
Level 2 (6 officers, including all Named Executives other than the Chief Executive Officer)	75%	225%

This structure furthers the objectives of the Company’s executive compensation program by providing for:

•	a significant percentage of total direct compensation in the form of “at risk” incentive compensation opportunities;

•	the percentage of total direct compensation that is “at risk” to be higher for the Chief Executive Officer than for other executives of the Company; and

•	long-term incentive compensation opportunities to constitute a much greater proportion of total direct compensation than short-term compensation opportunities, thereby (i) encouraging decisions intended to benefit the Company long-term rather than decisions focused principally on short-term outcomes and (ii) promoting executive retention.

Total Direct Compensation

Base Salary

The annual base salaries approved by the Compensation Committee typically reflect increases designed to bring executives’ salaries in line with comparative market data. However, increases may also take into account other factors, such as the individual performances of the executives and the executives’ relative levels of responsibility and relative potential to affect business results. The Compensation Committee’s analysis of the annual base salaries paid to Named Executives in 2008 is discussed under “2008 Compensation of Named Executives” below.

Short-Term Incentive Compensation Opportunities

Short-term incentive compensation opportunities are provided to executives through the Company’s annual incentive compensation program. In a typical year, the Compensation Committee grants to each executive a single annual incentive compensation award based on the short-term business objectives of the business unit(s) for which the executive is responsible. However, following the Company’s 2007 strategic acquisition of truckload carrier Contract Freighters, Inc., for 2008 the Compensation Committee elected to make a second short-term incentive compensation award to executives in addition to the traditional annual incentive compensation award. This second special incentive compensation award was based on increasing 2008 inter-company revenues through achievement of operational synergies across the Company’s business units.

For the traditional annual incentive compensation awards, the Compensation Committee approves the performance metrics that will be measured and also approves the specific numerical performance goals that govern the level of payout. Numerical performance goals are set for threshold, interim, target and maximum performance levels. The table below shows the payouts received at each performance level. For performance levels between threshold and interim, interim and target, or target and maximum, the actual payout is determined by interpolation. The maximum payout that an executive can receive for this award is 200% of the target payout.

Performance Level	Payout

Less than threshold	—
Interim	Interim amount*
Target	Target amount**
At or above maximum	200% of target amount

*	The Compensation Committee sets the interim payout at an amount between zero and the target payout, based on its assessment of the difficulty of achieving the specified performance goals.

**	For each Named Executive, the target payout is equal to the percentage of annual base salary shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above.

For the special incentive compensation award based on increasing 2008 inter-company revenues through achievement of operational synergies, the Compensation Committee established baseline levels of inter-company revenues, target levels of revenue growth over baseline and percentages of revenue growth over baseline that would be used to fund a synergy pool from which synergy awards would be payable. An executive could earn a payout of up to 70% of his or her target short-term incentive compensation opportunity under the cash-based synergy award, depending on the level of actual growth of 2008 inter-company revenues relative to targeted levels of growth; however, the total combined payout received by an executive under the traditional annual incentive compensation award and the synergy award could not exceed 200% of his or her target short-term incentive compensation opportunity shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above. See “2008 Compensation of Named Executives; Synergy Awards” below.

Named Executives and other policy-making executive officers of the Company are required to repay overpayments of annual incentive compensation awards in the event of fraud, or in the event of financial statement restatement occurring within one year following the award payment. To date, the Company has not had any occasion to consider seeking recovery from its executives of performance award overpayments.

For a discussion of how performance goals are set, see “Setting Performance Goals for Incentive Compensation Awards; Assessment of Risk” below. For a discussion of the performance goals applicable to the 2008 short-term incentive compensation awards granted to each of the Named Executives, as well as 2008 actual performance relative to those goals, see “2008 Compensation of Named Executives” below.

Long-Term Incentive Compensation Opportunities

The total dollar values of long-term incentive compensation opportunities for the Named Executives, at target performance levels, are determined based on multiples of annual base salary. The multiples applicable to 2008 compensation are shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above. The total opportunity is then provided to executives through different types of awards — stock option awards and other types of awards that have varied over time. The table below shows how these opportunities were provided in each of the years from 2006 through 2008:

Long-Term Incentive Compensation Opportunities

Year	Type of Award	Portion of Opportunity

2006	Stock Option award	One-half
	Value Management Plan award	One-half
2007	Stock Option award	One-half
	Performance Share Plan Unit award	One-half
2008	Stock Option award	One-third
	Performance Share Plan Unit award	One-third
	Restricted Stock award	One-third

Historically, long-term incentive compensation opportunities have been delivered one-half in the form of stock options and one-half in another type of award. In 2008 the Compensation Committee modified the manner in which long-term incentive compensation opportunities are delivered to executives, with stock options, time-based restricted stock and performance share plan unit awards each constituting one-third of each executive’s long-term incentive compensation award opportunity. The Compensation Committee chose to make only long-term awards that are equity-based (that is, denominated and/or payable in Company equity), to more closely align the interests of executives with those of shareholders. The awards also are intended to encourage executive retention, to assist executives in meeting stock ownership guidelines and, in the case of the performance share plan unit awards, to tie payouts to achievement of specified performance goals.

Stock Option Awards:

Annual stock option grants to the Named Executives are approved by the Compensation Committee, are granted at fair market value and have a term of ten years. The 2008 stock option grants to the Named Executives are discussed below under “2008 Compensation of Named Executives.”

The Compensation Committee typically approves schedules of meetings for the upcoming two years. Each schedule of meetings includes a meeting at which annual stock option grants and the other elements of total direct compensation will be approved. The Compensation Committee does not select or revise the meeting date at which it grants stock options in coordination with the release of material non-

public information. To our knowledge, no Company stock options have ever been backdated, nor has the exercise price of any outstanding option ever been lowered (other than as part of an equitable adjustment, such as the adjustment that was made when the Company completed the spin-off of Consolidated Freightways Corporation to shareholders in 1996).

Value Management Plan Awards:

Value Management Plan awards were granted each year from 2000 through 2006. The 2006 award (for the 2006 — 2008 award cycle) ended at the end of 2008 with no payouts being earned, so no Value Management Plan awards remain outstanding. The Compensation Committee currently does not contemplate making any additional awards under the Value Management Plan.

Value Management Plan awards measured performance over a three-year cycle, with two-thirds of the award based on a matrix or matrices consisting of “EBITDA” (earnings before interest, taxes, depreciation and amortization) and “ROCE” (return on capital employed) and one-third based on Total Shareholder Return (“TSR”) relative to peer group companies (“relative TSR”). Value Management Plan awards were payable in cash. The 2006 Value Management Plan awards to Named Executives are discussed below under “2008 Compensation of Named Executives.”

Performance Share Plan Unit Awards:

Performance Share Plan Unit awards are performance-based awards having a three-year cycle and are payable in Company stock. These awards were made to executives for the first time in 2007 for the 2007 — 2009 cycle. Performance Share Plan Unit awards were also made to executives in 2008 for the 2008 — 2010 cycle. As discussed below, based on Company performance through 2008 no payouts will be made on the Performance Share Plan Unit awards for the 2008 — 2010 cycle and no payouts are currently expected to be made on the Performance Share Plan Unit awards for the 2007 — 2009 cycle.

The Compensation Committee approves the specific numerical performance goals that govern the levels of payout. For the 2007 Performance Share Plan Unit awards, executives can earn 200% of their target awards at performance levels at or above the maximum level. The performance goals for the Performance Share Plan Unit awards granted in 2007 are based on revenue growth of the Company as a whole, with a profitability limiter, measured over the three-year cycle. These performance metrics were chosen to encourage all executives to work together to achieve revenue growth that delivers desired levels of profit. The profitability limiter reduces the amount of the award payout that would otherwise be made based on revenue growth if specified levels of profitability are not achieved. Based on the Company’s performance through 2008, no payouts are expected to be made on the 2007 Performance Share Plan Unit awards. Although revenue has increased, application of the profitability limiter is expected to eliminate payouts on these awards.

The performance goals for the Performance Share Plan Unit awards granted for the 2008 — 2010 cycle are based on the Company’s earnings per share from continuing operations for calendar year 2008. Because the cyclical nature of the Company’s businesses makes it very difficult to develop realistic three-year performance goals, the Compensation Committee elected to base the performance goals on the Company’s performance over the first year of the three-year cycle. The number of Performance Share Plan Units that become eligible to vest is determined following the end of the first year of the three-year cycle, based on the Company’s actual 2008 earnings per share from continuing operations in relation to pre-established performance targets. However, except in limited circumstances such as upon death, disability, or a change in control, the eligible Performance Share Plan Units actually vest and become payable only if the executive remains employed by the Company for the entire three-year cycle, thereby promoting executive retention.

The Compensation Committee approved the specific numerical performance goals that govern the level of payout on the 2008 awards, taking into account the Company’s annual guidance of from $3.40 to

$3.80 per share that was provided to shareholders in January 2008. For 2008 earnings per share from continuing operations of $3.70 or more, executives can earn their target payouts and for earnings per share from continuing operations of $3.34 or less executives earn no payouts. For earnings per share between $3.35 and $3.70, executives can earn payouts ranging from 30% to 100% of their target awards. Based on the Company’s actual 2008 earnings per share from continuing operations of $1.23, none of the Performance Share Plan Units granted in 2008 became eligible to vest, so no payouts on these awards will be made at the end of the 2008 — 2010 cycle (see “2008 Compensation of Named Executives” below).

Restricted Stock Awards

The restricted stock awards provide for cliff vesting at the end of three years and, except in limited circumstances such as upon death, disability, or a change in control, for forfeiture of the restricted stock award if an executive leaves the Company prior to the end of the three-year period. Restricted stock awards earned by senior executives are subject to a retention policy that, taken together with the Company’s stock ownership guidelines, will result in those executives building meaningful equity positions in the Company. See “Stock Ownership Guidelines; Restricted Stock Retention Policy; Hedging; Pledges of Stock” below.

Role of Chief Executive Officer in Setting Total Direct Compensation

The role of the Chief Executive Officer in setting total direct compensation is discussed above under “Standing Committees — Compensation Committee.”

Setting Performance Goals for Incentive Compensation Awards; Assessment of Risk

For 2008 executive compensation, incentive compensation opportunities were tied to projected performance as reflected in the one-year financial plans developed by the Company and its business units. The Compensation Committee typically does not consider historical analyses that attempt to correlate performance goals established in prior years with actual payouts in those years and did not do so when establishing performance goals in 2008.

In evaluating the financial plans, among the factors the Compensation Committee considers are market conditions, the business cycle and operating plan priorities. It also tries to gauge the relative degree of difficulty the Company and its business units will face in meeting the financial plans. The Compensation Committee also discusses the financial plans with the Chief Executive Officer and takes into consideration his recommended performance goals and corresponding payout levels. Based on its independent assessment of all of these factors, the Compensation Committee sets the numerical performance goals for the short-term and long-term incentive compensation awards.

When setting performance goals applicable to an award, one of the factors considered by the Compensation Committee is whether the award creates an incentive for executives to take excessive risks in order to increase the amount of the payouts they will receive. The Compensation Committee believes that by basing performance goals on metrics such as income and earnings per share, and by providing a significant portion of executive compensation in the form of equity awards, the Company’s executive compensation structure properly aligns executives’ interest with those of shareholders and does not create or provide an incentive for executives to take excessive risks.

Stock Ownership Guidelines; Restricted Stock Retention Policy; Hedging; Pledges of Stock

The Company believes that its top executives should have a meaningful stake in the risks and rewards of long-term ownership of the Company. To this end, the Company has established stock ownership guidelines for its top three levels of executive officers, which currently includes a total of 14 executive officers. The following guidelines identify levels of ownership, expressed as a multiple of each executive’s base salary:

Guideline (as a
multiple of
Executive Officers	base salary)

Level 1 Officer (Chief Executive Officer)	5
Level 2 Officers (Chief Financial Officer, General Counsel, business unit heads)(6 in total)	3
Level 3 Officers (7 in total)	1

To determine compliance with these guidelines, ownership interests are valued as follows:

Common shares held directly or indirectly	Full value
Phantom stock units held in Deferred Compensation Plan	Full value
Common shares and preferred shares (on an as converted basis) held in 401(k) plan	Full value

Executives receive no credit for Performance Share Plan Units unless and until the Units vest and are paid in Company stock. In addition, executives no longer receive credit for vested in-the-money stock options and unvested restricted stock, each of which was previously credited at 50% of value.

Previously, the Compensation Committee set deadlines for executives’ compliance with the stock ownership guidelines. However, given the substantial decrease in market value of Company common stock in 2008, the Compensation Committee in January 2009 elected to replace these deadlines with a restricted stock retention policy. Under the policy, each executive is required to retain 70% of each restricted stock award as and when it vests (after withholding of shares of restricted stock to satisfy applicable taxes) if at the time the stock vests the executive is not in compliance with the stock ownership guidelines outlined above. An executive may later sell stock retained pursuant to the retention policy if and to the extent the executive’s ownership interest, determined as of the previous compliance measurement date, exceeds the level required under the stock ownership guidelines.

Company policy prohibits short sales of Company stock and other similar transactions that could be used to hedge the economic risk of the ownership of Company stock. The Company does not impose restrictions on the pledging of Company stock by executives. However, as noted in the footnotes to the Stock Ownership Table above, no Named Executive currently has pledged any shares of which he or she is the beneficial owner.

Tax and Accounting Considerations

Federal tax law limits the deductibility by the Company of “non-performance based compensation” paid to the Chief Executive Officer and the three other most highly compensated executives, other than the Chief Financial Officer (the “covered employees”). All amounts of non-performance based compensation in excess of the annual statutory maximum of $1 million per covered employee are not deductible. The Company’s general policy is, where feasible, to structure incentive compensation paid to the covered employees so that it qualifies as “performance-based compensation,” which is exempt from the $1 million annual cap and thus is deductible for federal income tax purposes. However, there may be circumstances where portions of a covered employee’s compensation will not be deductible. In 2008, approximately $840,000 of Mr. Stotlar’s compensation was not deductible, primarily due to the 2008 time-based vesting of 17,897 shares of restricted stock that were granted to him in 2004 and 2005.

The Company did not revise its executive compensation practices relating to equity awards in response to changes in accounting rules pursuant to FAS 123R.

Post-Employment Compensation

Executives are entitled to receive post-employment compensation in the form of (i) retirement, death and disability benefits, (ii) deferred compensation account balances (for those executives who elect to participate in the Company’s deferred compensation plans) and (iii) contingent payments and benefits that are available only in connection with a change-in-control. In addition, in its discretion the Company may elect to provide severance benefits to an executive who is being involuntarily terminated for reasons other than cause.

Post-employment compensation is made available under plans that either set the levels of compensation or include formulas that set the levels of compensation. The Compensation Committee periodically reviews the terms of these plans and reassesses the competitiveness of the compensation provided under the plans.

Retirement, Death and Disability Benefits

The Company maintains defined benefit pension plans and 401(k) plans to provide employees with an opportunity to accumulate benefits for retirement. These plans are not limited to executives as most Company employees are eligible to participate in these plans.

In 2006, the Company decided to make certain changes to its retirement benefit programs, effective January 1, 2007. The changes de-emphasized the defined benefit pension plans by providing that credited service would no longer accrue after December 31, 2006, and that employees joining the Company after December 31, 2005 would not be eligible to participate in the defined benefit pension plans. At the same time, the changes put additional emphasis on the Con-way Retirement Savings Plan (the Company’s 401(k) plan) by increasing Company matching contributions and introducing Company basic and transition contributions.

In response to the dramatic economic downturn in late 2008, which has continued into 2009, the Company decided to reduce its basic contribution and suspend its other contributions to the Retirement Savings Plan, effective April 2009. The Company also amended the Con-way Pension Plan to provide that a participant’s average final compensation (which is used when determining benefits available under the Plan) will only take into account compensation paid through April 2009.

Employees of the Company (including the Named Executives) who are subject to federal tax law limits on the compensation that can be taken into account for the defined benefit pension plans and 401(k) plans also participate in non-qualified supplemental plans maintained by the Company. Plan participants receive benefits under the supplemental plans that they would have received under the defined benefit pension plans and 401(k) plans if not for the federal tax law limits, and do not receive credit for additional service time or other incremental benefits under the supplemental plans. The Company maintains the supplemental plans in order to provide competitive post-retirement benefits to the Company’s executives.

For additional information regarding the pension benefits available to the Named Executives, see the “2008 Pension Benefits” table below and the narrative that follows that table, and for additional information regarding Company contributions to the 401(k) accounts of the Named Executives, see the Summary Compensation Table and accompanying footnotes.

In addition, the Company provides death and disability benefits designed to protect all employees (not just executives) from catastrophic loss.

Deferred Compensation Account Balances

The Company maintains deferred compensation plans for eligible highly compensated key employees (currently, employees at director-level and above with annual base salaries of at least $125,000) to provide an additional tax-deferred vehicle to save for retirement. The Company does not make contributions to the deferred compensation plans on behalf of executives or other participants in the plans. The Company’s obligation to pay deferred compensation account balances is unsecured. For additional information regarding the deferred compensation accounts of the Named Executives, see the “2008 Nonqualified Deferred Compensation” table below.

Severance Payments; Contingent Payments and Benefits Available in Connection with a Change in Control

Severance Payments (Other Than In Connection with a Change in Control):

The Company does not have employment agreements or any other formal arrangements that provide for the payment of severance benefits to the Named Executives, other than in connection with a change in control (discussed below). However, the Compensation Committee believes that it is important to engender loyalty to, and productive employment tenure with, the Company by its executives. As a result, when the Company decides to change either the structure or staffing of its executive organization, and such changes affect a Named Executive, the Compensation Committee may in its discretion approve a severance agreement with the Named Executive. In doing so, the Compensation Committee considers the tenure and contributions of the Named Executive, including his or her prospective contributions in assisting the Company to make the organizational transition, in determining an appropriate level of severance to be paid to the Named Executive.

Severance Payments In Connection with a Change-in-Control:

The Compensation Committee has approved an executive severance program which provides certain benefits in connection with a change in control. Under the program, each of the Named Executives has an individual change in control severance agreement with the Con-way company that employs the executive. This program recognizes the significant distraction that can arise from a possible sale or other disposition of the Company or a business unit and thus provides incentives for executives to:

•	remain in the employ of the Company;

•	remain focused on their work; and

•	use their best efforts to successfully complete a proposed change in control transaction that the Board has determined is in the best interests of shareholders.

These incentives include the following:

•	severance payments and benefits that are provided only if there is both a change in control and a qualifying termination of employment (a so-called “double trigger”); and

•	early vesting of long-term incentive compensation awards as follows: (i) all unvested stock options and unvested shares of restricted stock vest upon a change in control, and (ii) a pro rata portion (based on number of months elapsed in the 36-month cycle) of the target number of Performance Share Plan Units granted in 2007 vest upon a change in control.

The levels of payments and benefits provided under these agreements were established based on comparative market data provided by an independent compensation consultant retained by the Compensation Committee and are periodically reviewed by the Compensation Committee to reassess the competitiveness of the benefits offered. In connection with such an assessment that was completed in September 2007 based on an analysis performed by Hewitt Associates, LLP, the Compensation Committee decided that executives who are hired at or promoted to executive grade level 2 after that date would receive a lesser level of severance payments and benefits.

The table below shows the benefits available to each of the Named Executives:

	Severance Payment in $
	(As a Multiple of Base		Duration of		IRC Section
	Salary and Target Annual		Health and	Outplacement	280G Tax
Named Executive	Bonus)		Other Benefits	Services	Gross-up

Douglas W. Stotlar	3	x	3 years	Yes	Yes
Stephen L. Bruffett	2	x	2 years	Yes	Yes
Kevin C. Schick	3	x	3 years	Yes	Yes
Robert L. Bianco, Jr.	3	x	3 years	Yes	Yes
John G. Labrie	3	x	3 years	Yes	Yes
Herbert J. Schmidt	3	x	3 years	Yes	Yes

To ensure that the Company’s severance program remains competitive and has its intended effect of retaining executives through an actual or potential change in control event, the Company provides for a gross-up for Internal Revenue Code Section 280G excise taxes to be available to the Named Executives and other executives within executive grade levels 1 through 3. The gross-up is most likely to apply to executives who have been promoted into their current positions but have not served in those positions for a substantial period of time, and are therefore more likely to be subject to the excise tax, since their five-year average W-2 income is likely to be significantly lower than their current annual income.

In 2008 the Compensation Committee approved certain changes to the executive severance program for implementation not later than December 31, 2009. These changes include the addition of certain restrictive covenants (including covenants regarding non-solicitation of customers and employees) and provide for a modified gross-up for 280G excise taxes. Under the modified tax gross-up, if a reduction of ten percent (10%) or less in an executive’s severance compensation would avoid imposition of the 280G excise tax, then that executive’s severance compensation would be reduced to the minimum extent necessary in order to avoid imposition of the 280G excise tax. Alternatively, if a reduction of ten percent (10%) or less in an executive’s severance compensation would not avoid imposition of the 280G excise tax, then that executive would remain entitled to receive a gross-up for 280G excise taxes. The Compensation Committee believes the modified tax gross-up achieves a better balance between the interests of executives and shareholders.

Additional information regarding the Company’s executive severance program, as well as a table showing the payments and benefits, expressed in dollars, that the Named Executives would have been eligible to receive under the severance program if a change in control had occurred on December 31, 2008, can be found under “Other Potential Post-Employment Payments” below. For the Compensation Committee’s analysis of the severance benefits available to the Named Executives in 2008, see “2008 Compensation of Named Executives” below.

Perquisites

Under the Company’s Flexible Perquisites Program implemented in 2008, executives are entitled to receive $8,000 per year (less applicable taxes) to use for benefits no longer eligible for reimbursement from the Company (including an annual physical examination, which executives are required to undergo each year, tax preparation and estate and financial planning services, and long-term care insurance), or for other benefits at the discretion of the executive. In addition, executives receive the use of a Company car and are eligible to participate in the Company’s Educational Matching Gifts Program and to receive relocation assistance. For further information regarding the perquisites actually received by the Named Executives in 2008, see the Summary Compensation Table and accompanying footnotes, and “2008 Compensation of Named Executives” below.

Special Awards

From time to time some executives may receive special awards for retention purposes or in recognition of noteworthy accomplishments. The most common form of special award granted by the Company is restricted stock, which periodically has been granted to executives for retention purposes. The Company also sometimes pays discretionary cash bonuses to selected executives to reward them for extraordinary individual performance.

In addition to awards of restricted stock and discretionary cash bonuses, from time to time the Company grants special stock option or other long-term incentive awards to selected executives upon hiring or promotion, for retention purposes, or in recognition of individual performance. Any special cash bonuses and special stock option awards and other long-term incentive compensation awards that are made to Named Executives are made by the Compensation Committee. For further information regarding special awards received by the Named Executives in 2008, see the Summary Compensation Table and accompanying footnotes, and “2008 Compensation of Named Executives” below.

Role of Compensation Consultants

Each year the Compensation Committee considers competitive market data to assess whether the total direct compensation provided to Company executives compares reasonably to the total direct compensation provided to executives at other companies. The Compensation Committee engages an independent compensation consultant to provide comparative market data and to assist the Compensation Committee in its assessment of total direct compensation.

For 2008 the Compensation Committee retained Hewitt Associates, LLP as its independent compensation consultant. At the Compensation Committee’s request, Hewitt:

•	recommended the companies to be included in the “Focused Group” described below under “Comparative Market Data;”

•	provided comparative market data for the companies in the Focused Group, as well as for the companies in general industry (excluding financial services companies);

•	provided the Compensation Committee with its analysis of the Company’s total direct compensation in relation to the comparative market data; and

•	advised the Compensation Committee regarding the types of long-term incentive compensation awards to grant in 2008.

Except as described above, Hewitt had no role in recommending or determining the 2008 compensation of the Company’s executives.

In addition to the executive compensation consulting services provided to the Compensation Committee, in 2008 Hewitt provided director compensation consulting services to the Governance and Nominating Committee of the Board of Directors.

Besides retaining an independent compensation consultant to assist the Compensation Committee in its assessment of total direct compensation, periodically the Compensation Committee engages a compensation consultant to assist it with reviewing elements of post-employment compensation provided to executives. For example, in 2006, the Company retained Mercer Human Resources Consulting to review the Company’s retirement programs and recommend changes to the Company’s pension and 401(k) plans. No compensation consultants were engaged in 2008 with respect to post-employment compensation.

Comparative Market Data

Given its size and the mix of services that it offers, the Company does not have many comparable industry peers against which to compare executive compensation. As a result, to assist it in setting 2008 total direct compensation for the Named Executives, the Compensation Committee instructed its compensation consultant, Hewitt Associates, LLP, to provide comparative market data for a focused group of companies and for companies within general industry, as described below.

Focused Group

At the Compensation Committee’s request, Hewitt recommended companies for inclusion in a focused group that was used when setting 2007 total direct compensation. However, during 2007 two of the ten companies in the focused group were taken private, and in August 2007 the Company acquired Contract Freighters, Inc., a truckload carrier. As a result, for 2008 the Compensation Committee requested that Hewitt make recommendations for companies to include in a new focused group, based on types of services provided, relative size and possible competition for executive talent. In developing the new focused group, Hewitt included companies from the Dow Jones Transportation Average (other than six companies which are substantially larger than the Company) and also included other direct industry competitors of the Company. The fifteen companies identified by Hewitt are shown in the table below. For purposes of comparison, the Company is also included in the table. Revenues shown in the table are as of November 2007.

Company Name	Types of Services Provided	Revenue (Millions)

Alexander & Baldwin Inc.	Ocean carrier	$1,631
C.H. Robinson Worldwide Inc.	Brokerage	$6,855
CSX Corp.	Railroad	$9,766
Expeditors International of Washington Inc.	Freight forwarding	$4,720
GATX Corp.	Equipment leasing	$1,115
J.B. Hunt Transport Services, Inc.	Truckload; intermodal	$3,363
Jetblue Airways Corp.	Passenger airline	$2,481
Landstar System Inc.	Truckload; brokerage	$2,470
Norfolk Southern	Railroad	$9,351
Overseas Shipholding Group	Ocean carrier	$1,032
Ryder System Inc.	Leasing; contract logistics	$6,404
Southwest Airlines	Passenger airline	$9,398
UTI Worldwide Inc.	Freight forwarding; contract logistics	$3,732
Werner Enterprises Inc.	Truckload	$2,095
YRC Worldwide Inc.	Less-than-truckload	$9,869
Con-way Inc.	Less-than-truckload; truckload; contract logistics	$4,700

General Industry Survey Data

Survey data was also provided from Hewitt’s Total Compensation Measurement survey for companies from general industry (other than financial services) of the same relative size as the Company. Financial services companies were not considered because the pay structure of those companies differs materially from that of the Company and because the Company does not compete with financial services companies for executive talent. For 2008 compensation, companies with revenues between $1 billion and $10 billion were included. By using this range, the compensation consultant was able to generate a substantially larger pool of comparative market data than was available using the

Focused Group described above. Comparative market data from a total of approximately 175 companies was considered. The names of the companies are shown on Appendix C to this Proxy Statement.

Use of Comparative Market Data

In assessing whether the total direct compensation provided to the Company’s Named Executives compares reasonably to the comparative market data, the Compensation Committee considers annual base salary together with the short-term and long-term incentive compensation payouts that the executive would receive at target performance levels.

The Compensation Committee’s objective is to provide a target opportunity for total direct compensation that is between the 50th and 75th percentiles of the total direct compensation of comparable executives at comparable companies. The Compensation Committee believes the targets it sets for incentive compensation are challenging and that the executives should receive above-median compensation if they are able to meet those targets.

However, the Compensation Committee does not engage in strict quantitative benchmarking against the comparative market data using objective guidelines or formulae. As discussed above, the Company does not have many comparable industry peers against which to compare executive compensation, and consequently uses different sources of comparative market data. In any given year, the total direct compensation for a Named Executive, when measured against the different sources of comparative market data, is likely to produce different percentile rankings.

As a result, the Compensation Committee uses the comparative market data as a starting point and relies on its collective judgment when setting Named Executive compensation. The Compensation Committee takes into consideration general economic conditions and overall Company performance, challenges confronting the Company, advice from the independent compensation consultant, information provided by the Company and the recommendations of the Chief Executive Officer. The Compensation Committee also uses subjective information when considering the credentials, length of service, experience, consistent performance, and available competitive alternatives of our executive officers. We believe that the Compensation Committee is in a unique position, with its knowledge of Company circumstances, the characteristics of the executive team, and the market data provided by the consultant, to use its judgment in setting pay levels.

2008 Compensation of Named Executives

The discussion that follows summarizes the 2008 compensation of the Company’s Named Executives and the Compensation Committee’s analysis of that compensation.

Overview

The total direct compensation provided to Named Executives in 2008 was based on the Company’s executive compensation structure described above under “Overview” and “Total Direct Compensation,” with each Named Executive (other than Mr. Bruffett) receiving target short-term and long-term incentive compensation opportunities having values equal to specified percentages of annual base salary. Mr. Bruffett, who joined the Company in August 2008, was eligible to receive a pro-rated portion of his target short term incentive compensation opportunity and also received the stock option and restricted stock grants described below under “Special Awards.” The Compensation Committee, in consultation with the other independent members of the Company’s Board of Directors, approved the annual base salary, annual incentive compensation award, and stock option, restricted stock and performance plan share unit awards of the Chief Executive Officer. The Compensation Committee also approved the annual base salaries, annual incentive compensation awards, and the stock option, restricted stock and performance plan share unit awards of the other Named Executives. In doing so, the Compensation Committee considered the comparative market data provided by Hewitt and the other factors described above in “Use of Comparative Market Data,” and concluded that the 2008 total direct compensation of the Named Executives compared reasonably to the comparative market data.

The Compensation Committee did not consider amounts realized or realizable from prior stock option awards or other long-term incentive awards when approving 2008 total direct compensation for the Named Executives. The Compensation Committee believes that incentive awards are effective in motivating executives and that adjustments based on prior compensation would undermine the effectiveness of these awards. Likewise, the Compensation Committee did not consider accrued retirement benefits of Named Executives when approving 2008 total direct compensation. Executives who have earned substantial levels of retirement benefits under the Company’s pension plans typically have done so by spending significant parts of their careers at the Company, which benefits the Company through the continuity, experience, institutional knowledge and ‘bench strength’ of its management team. In addition, retirement benefits in the form of 401(k) and deferred compensation account balances largely reflect compensation earned for services previously performed which the executive has elected to save for retirement.

As in prior years, in 2008 the total direct compensation of the Company’s Chief Executive Officer was higher than that of the other Named Executives. This disparity reflects both the assessment of a chief executive officer’s value relative to that of other senior company executives (as indicated in the various sources of comparative market data reviewed by the Compensation Committee) and the Compensation Committee’s belief that the Chief Executive Officer’s substantially higher level of responsibility and greater potential impact on the Company’s results warrants a higher level of compensation than the other Named Executives.

The Company’s short-term and long-term incentive compensation awards are made under “omnibus” equity and incentive plans approved by the Company’s shareholders. These plans give our Compensation Committee discretion to make equitable and discretionary adjustments to awards granted to executives. As discussed further below, in 2008, the Compensation Committee made equitable adjustments when measuring performance for the 2008 short-term incentive compensation awards of certain of the Named Executives.

Base Salaries

The table below shows the 2007 and 2008 base salaries for each of the Named Executives and the percentage increases received in 2008:

Base Salaries

		2007	2008	Percentage
		Annualized	Annualized	Increase
Named Executive	Title	Base Salary	Base Salary	(2008 over 2007)

Douglas W. Stotlar	President and Chief Executive Officer	$695,032	$695,032	0.0%
Stephen L. Bruffett	Senior Vice President and Chief Financial Officer	N/A	$425,048	N/A
Kevin C. Schick	Vice President - Operational Accounting	$357,032	$357,032	0.0%
Robert L. Bianco, Jr.	Senior Vice President	$373,048	$410,384	10.0%
John G. Labrie	Senior Vice President	$400,036	$440,076	10.0%
Herbert J. Schmidt	Senior Vice President	$375,000	$401,284	7.0%

Analysis:

Mr. Schick served as Senior Vice President and Chief Financial Officer from March 2005 until August 2008, and Mr. Bruffett has served in that capacity since joining the Company in August 2008. Messrs. Bianco, Labrie and Schmidt, each of whom operates one of the Company’s three primary business units, received sizeable increases designed to bring their base salaries more in line with the comparative market data reviewed by the Compensation Committee. Mr. Stotlar and Mr. Schick did not receive base salary increases in 2008.

2008 Short-term Incentive Compensation Awards

In 2008, each of the Named Executives received two short-term incentive compensation awards: a traditional annual incentive compensation award based on the performance of the business unit for which the executive is responsible, and a second special award based on increasing 2008 inter-company revenues through achievement of operational synergies across the Company’s business units. Executives had an opportunity to earn payouts of up to 200% and 70%, respectively, of their target short-term incentive compensation opportunities under the awards. However, the total combined payout received by executives under the two awards could not exceed 200% of their target short-term incentive compensation opportunities shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above.

Analysis:

Traditional Annual incentive Compensation Awards

For 2008 each Named Executive received a traditional annual incentive compensation award that was based on the short-term business objectives of the business unit for which he was responsible, since the executive’s actions most directly affect the performance of that unit. The performance goals applicable to the 2008 awards are shown in the table below.

Named Executive	Performance Goals

Douglas W. Stotlar	Adjusted Operating Income of Con-way
Stephen L. Bruffett	Adjusted Operating Income of Con-way
Kevin C. Schick	Adjusted Operating Income of Con-way
Robert L. Bianco, Jr.	Adjusted Operating Income of Menlo Worldwide Logistics
John G. Labrie	Adjusted Operating Income of Con-way Freight
Herbert J. Schmidt	Adjusted Operating Income of Con-way Truckload

As used in the table above, “Adjusted Operating Income” refers to earnings before deducting any incentive or bonus compensation, income taxes, and interest income and expense.

The table below shows the numerical performance goals that applied to these awards to Named Executives, as well as the level of achievement. For the actual payouts (expressed in dollars) of the Named Executives, see the Summary Compensation Table and accompanying footnotes.

Performance Goals Applicable to 2008 Short-Term Incentive Compensation Awards

			Payout
	Performance		Percentage at	Achievement	Achievement
	Goals		Performance	Level	(as Percentage
Performance Metrics	(in 000’s)		Levels	(in 000’s)*	of Target Payout)

Adjusted Operating Income – Con-way	Threshold	$225,638	0%
	Interim	$424,481	65%
	Target	$489,846	100%	$243,878	5.96%
	Maximum	$658,614	200%
Adjusted Operating Income – Con-way Freight	Threshold	$180,978	0%
	Interim	$329,050	65%
	Target	$384,850	100%	$185,419	1.95%
	Maximum	$528,336	200%
Adjusted Operating Income – Menlo Worldwide Logistics	Threshold	$18,225	0%
	Interim	$33,137	65%
	Target	$36,753	100%	$(8,820)	0.00%
	Maximum	$46,053	200%
Adjusted Operating Income – Con-way Truckload	Threshold	$34,865	0%
	Interim	$69,730	70%
	Target	$75,290	100%	$63,380	57.25%
	Maximum	$90,270	200%

*	Includes the effect of the equitable adjustments described below.

In setting the threshold, interim, target and maximum performance goals for adjusted operating income for the 2008 short-term incentive compensation awards, the Compensation Committee considered the projected performance of the Company and its individual business units as reflected in the Company’s one-year financial plan, taking into account market conditions, the business cycle, operating plan priorities and other factors as it tried to gauge the relative degree of difficulty the Company and its business units will face in meeting the financial plan.

When measuring the achievement levels for the annual incentive compensation awards, the Compensation Committee elected to make equitable adjustments to exclude the effect of certain one-time non-recurring events (to the extent applicable to each Named Executive’s award, other than the award to Mr. Stotlar). Exclusions included charges associated with (i) goodwill impairment at Menlo Worldwide’s operations in China (to the extent the charge resulted from the application of a higher discount rate than the rate used at the time of the acquisition), (ii) the revaluation of intangible assets of Contract Freighters, Inc. (now part of Con-way Truckload), and (iii) Con-way Freight’s network re-engineering. The adjustments described above were not applied to Mr. Stotlar’s award in order to preserve the status of his incentive compensation as performance-based compensation under Internal Revenue Code Section 162(m). The effects of these adjustments are shown in the table below:

Effects of Equitable Adjustments

	Increase in
	Adjusted	Payout (as a	Payout (as a
	Operating	percentage of	percentage of
	Income	target) without	target) with
Business Unit	($ in millions)	adjustment	adjustment

Con-way	32.9	—	5.96
Con-way Freight	15.2	—	1.95
Menlo Worldwide Logistics	14.7	—	—
Con-way Truckload	0.8	55.66	57.25

The actual performance of the Company and its subsidiaries in 2008 was affected by a number of factors, including a dramatically slowing economy and resulting effect on the demand and prices received for the Company’s services. As a result, the Company and its operating business units did not achieve the level of performance contemplated in the 2008 financial plan. Consequently, Mr. Stotlar and Mr. Bianco each received no payout, and Messrs. Labrie, Schick and Schmidt received payouts equal to 1.95%, 5.96% and 57.25%, respectively, of target. Mr. Bruffett, who joined the Company in August 2008, received a pro-rated payout of 5.96% of his target award. These payouts at substantially less than target amounts illustrate the pay-for-performance emphasis of the Company’s executive compensation program.

Synergy Awards

Following the Company’s August 2007 acquisition of truckload carrier Contract Freighters, Inc. (which was combined with the Company’s pre-existing truckload business to form Con-way Truckload), for 2008 the Compensation Committee elected to make a special award to encourage executives to identify and take advantage of synergistic opportunities for the Company’s business units to do business with one another. Taking advantage of synergies results in better asset utilization and operating efficiency and allows the Company to capture profits that would otherwise be earned by third parties hired to provide transportation and other services to the Company’s business units.

In setting up the award, the Compensation Committee established baseline levels of inter-company revenues and also established levels of targeted growth above baseline. For each business unit, the Compensation Committee also specified percentages of revenue above baseline that would be used to fund a synergy pool. These performance metrics are set forth in the table below:

Performance Metrics Applicable to 2008 Special Synergy Award

		Targeted	Actual
		Growth	Growth
	Baseline	Over	Over	% of Growth Over	Contribution to
	Revenue	Baseline	Baseline	Baseline into	Synergy Pool
Metric	($ in 000’s)	($ in 000’s)	($ in 000’s)	Synergy Pool	($ in 000’s)

Con-way Truckload Revenue with Con-way Freight	100,000	$20,000	32,680	4%	1,307.22
Con-way Truckload Revenue with Menlo Logistics	7,000	10,000	20,724	4%	828.97
Road Systems Inc. Revenue with Con-way Truckload	—	10,000	10,076	2%	201.52
Con-way Freight Revenue with Menlo Logistics	50,000	20,000	4,614	4%	184.56
Con-way Brokerage Revenue with Con-way Truckload	—	0	525	1.50%	7.87
Menlo Logistics Revenue with Con-way Freight	—	30,000	—	1%	—
	157,000	$90,000	68,619	—	2,530.14

Approximately 60 Company executives received a synergy award in 2008. Each award entitled an executive to receive a pro rata payout from the synergy pool based on the size of his or her target short-term incentive compensation opportunity in proportion to the aggregate target short-term incentive compensation opportunities of all executives receiving synergy awards. The synergy pool was subject to an overall cap of $5 million, which if achieved would result in each executive receiving a payout of approximately 70% of his or her short-term incentive compensation opportunity. However, as noted above, the total combined payout received by each executive for the traditional short-term incentive compensation award and the synergy award was capped at 200% of his or her target short-term compensation opportunity.

As shown in the table above, overall the Company’s business units were successful in taking advantage of synergy opportunities to increase 2008 inter-company revenues. This performance resulted in the creation of a synergy pool of approximately $2.5 million, representing approximately 101% of target, and the following payouts on synergy awards to Named Executives: Mr. Stotlar, $245,499; Mr. Bruffett, $28,150, Mr. Schick, $94,583; Mr. Bianco, $108,717; Mr. Labrie, $116,583; and Mr. Schmidt, $106,306. Mr. Bruffett’s payout includes a proration based on the portion of the year during which he was employed by the Company.

2008 Long-Term Incentive Compensation Awards

The long-term incentive compensation awards granted to the Named Executives in 2008 are shown in the “2008 Grants of Plan-Based Awards” table below.

Analysis:

For 2008, long-term incentive compensation awards consisted of Performance Share Plan Unit awards, time-based restricted stock awards and stock option awards. The Compensation Committee chose this mix so that all long-term awards are equity-based (that is, denominated and/or payable in Company equity), thereby more closely aligning the interests of executives with those of shareholders. The awards also are intended to encourage executive retention, assist executives in meeting stock ownership guidelines and, in the case of the performance share plan unit awards, tie payouts to achievement of specified performance goals.

Performance Share Plan Unit Awards:

For each of the Named Executives (other than Mr. Bruffett), the number of Performance Share Plan Units was determined so as to deliver, at target performance levels and based on the closing price of the Company’s common stock on January 28, 2008 of $44.09 per share, a value equal to one-third of the Named Executive’s target long-term incentive compensation opportunity. Mr. Bruffett, who joined the Company in August 2008, did not receive a Performance Share Plan Unit award.

The performance goals for the Performance Share Plan Unit awards are shown in the table below. The table shows the percentage of the awarded PSPUs that will be eligible to vest based on the Company’s actual 2008 earnings per share. “Earnings Per Share” is defined as the Company’s reported net income (loss) from continuing operations (after preferred stock dividends) for fiscal year 2008, divided by the weighted-average number of shares of common stock of the Company outstanding in 2008, on a fully-diluted basis. As noted above under “Total Direct Compensation, Performance Share Plan Unit Awards,” based on the Company’s actual 2008 earnings per share of $1.23, none of the Performance Share Plan Units granted in 2008 became eligible to vest, so no shares will be released pursuant to these awards at the end of the 2008 — 2010 cycle.

Performance Goals

2008 Performance Share Plan Unit Awards

Earnings Per Share	Percentage

$3.70 and above	100%
$3.36 — $3.69	Interpolated
$3.35	30%
$3.34 and below	0%

Restricted Stock:

In 2008, for each Named Executive other than Mr. Bruffett, restricted stock awards were determined by dividing an amount equal to one-third of his or her long-term incentive compensation opportunity by $44.09, the closing price of the Company’s Common Stock on January 28, 2008. The awards are scheduled to vest on January 28, 2011 (the third anniversary of the grant date), and will vest earlier upon the occurrence of certain events, including upon death, disability or a change in control. Mr. Bruffett received a special grant of restricted stock when he was hired in 2008 (see “Special Awards” below).

Stock Options:

In 2008, for each Named Executive other than Mr. Bruffett, stock option awards were determined by dividing an amount equal to one-third of his or her long-term incentive compensation opportunity by the estimated value of a single option determined using the valuation assumptions described in footnote 8 to the Summary Compensation Table. Mr. Bruffett received a special stock option grant when he was hired in 2008 (see “Special Awards” below).

Value Management Plan Awards for 2006 — 2008 Cycle:

The Value Management Plan awards for the 2006 — 2008 cycle were granted in 2006 as part of the long-term incentive compensation opportunity provided to executives in that year. However, since the cycle ended at the end of 2008, the performance goals on those awards are discussed below. Because Mr. Bruffett and Mr. Schmidt were not with the Company in 2006, they did not receive Value Management Plan awards for the 2006 — 2008 cycle. As noted below, there were no payouts for the 2006 — 2008 cycle.

For an overview of the Company’s Value Management Plan awards, see “Long-Term Incentive Compensation Opportunities” above.

Analysis:

For the 2006 — 2008 cycle, one-third of the Value Management Plan awards to the Named Executives was based on relative Total Shareholder Return. Total Shareholder Return combines share price appreciation and dividends paid to show the total return to the shareholder. The relative Total Shareholder Return portion of the awards is based upon the Total Shareholder Return of the Company in comparison to the Total Shareholder Return of the companies that were in the Dow Jones Transportation Average for the entire three-year cycle.

The table below shows various relative Total Shareholder Returns (expressed as percentile rankings) and the payouts (expressed as a percentage of the target payout) that correspond to each percentile ranking. For performance between the specified percentile rankings, the corresponding payout is determined by interpolation.

Relative Total Shareholder Return

Payout (as a
percentage of
Percentile Ranking	target payout)

85% and above	200%
75%	150%
50%	100%
40%	75%
30%	50%
Below 30%	0%

For the period from 2006 to 2008, the Company’s Total Shareholder Return was -46.3%, and its percentile ranking was 10.3%; as a result, the Named Executives did not receive a payout of this portion of the 2006 — 2008 Value Management Plan award.

For the 2006 — 2008 cycle, two-thirds of the Value Management Plan award to the Named Executives was based on one or more EBITDA/ROCE matrices. For each of the Named Executives who received an award for the cycle, the two-thirds portion of the award was based on the performance goals shown in the table below.

Named Executive	Performance Goals

Douglas W. Stotlar	ROCE and EBITDA of Con-way (100)%
Kevin C. Schick	ROCE and EBITDA of Con-way (100)%
Robert L. Bianco, Jr.	ROCE and EBITDA of Menlo Worldwide Logistics (80%) ROCE and EBITDA of Con-way (20)%
John G. Labrie	ROCE and EBITDA of Con-way Freight (50%) ROCE and EBITDA of Con-way (50%)

The Value Management Plan awards for Messrs. Bianco, and Labrie were based in part on EBITDA and ROCE of their operating business unit and in part on EBITDA and ROCE of the Company as a whole in order to create an incentive for those Named Executives to consider the impact of their business decisions not only on the results of operation of their operating business unit but also on the Company as a whole.

The matrices applicable to the 2006 — 2008 Value Management Plan awards are show below.

Percentage of Award Earned Based on ROCE and EBITDA Performance

Con-way

Con-way Freight

Menlo Worldwide Logistics

The table below shows the 2006 — 2008 EBITDA/ROCE achievement levels for the parent Company and for Con-way Freight and Menlo Worldwide Logistics, expressed both in dollars (for EBITDA) and percentages (for ROCE) and as a percentage of target for the 2006 — 2008 Value Management Plan award cycle. Based on these achievement levels, none of the Named Executives received a payout on this portion of his Value Management Plan award.

EBITDA/ROCE Achievement Levels

	Actual EBITDA	Actual	% Target
Company	(in 000’s)	ROCE	Attained

Con-way	$1,415,427	15.2%	0%
Con-way Freight	$1,103,485	22.7%	0%
Menlo Worldwide Logistics	$117,008	24.1%	0%

Post-Employment Compensation

Executive Severance Benefits:

The severance benefits that each of the Named Executives would have been eligible to receive had his or her employment been terminated as of December 31, 2008 as a result of a “severance qualifying” termination in connection with a change in control is shown in the “Executive Benefits and Payments Upon Change in Control” table in Section IX below.

Analysis:

The Compensation Committee believes that the amounts shown in the “Executive Benefits and Payments Upon Change-in-Control” table are reasonably designed to achieve the Company’s goal of encouraging the Named Executives to remain in the employ of the Company prior to and during the pendency of an actual or potential change in control event.

In the Compensation Committee’s view, the value of the stock options and other long-term equity awards that would vest upon a change in control, taken alone, would not provide a sufficient incentive for the Named Executives to remain with the Company and actively support a change in control transaction deemed by the Board of Directors to be in the best interests of shareholders but that might result in the executive’s loss of his or her position with the Company. The cash payments and other benefits offered under the Company’s executive severance program (including possible tax gross-up payments), which are consistent with comparative market data, are considered necessary to promote the Company’s goal of retaining Named Executives, as described above, and incentivizing the active support for a change in control transaction. The Compensation Committee believes the tax gross-up payments are appropriate, and that the failure to provide the tax gross-up payments would significantly undermine the effectiveness of the executive severance benefits as an incentive for retaining the Named Executives.

The Compensation Committee does not take into account other forms of wealth accumulation of the Named Executives, such as earnings on vested stock option and restricted stock awards and accumulated retirement benefits under the Company’s pension, 401(k) and deferred compensation plans, when assessing the reasonableness of the severance benefits offered to the Named Executives in connection with a change in control. In the Compensation Committee’s view, accumulated retirement benefits do not serve as an incentive for the Named Executives to remain with the Company, since the executives are entitled to receive these benefits whether or not they stay with the Company. In addition, the Compensation Committee recognizes that it is not uncommon for companies seeking to recruit executives to make the executives whole for equity awards that the executive loses when leaving his or her current employer, so the potential forfeiture of these awards may not deter executives from leaving the Company.

Other Post-Employment Compensation

In 2008, the Named Executives were eligible to receive post-employment compensation in the form of:

•	increases in the value of accrued benefits under the Company’s pension plans;

•	Company contributions to 401(k) plan accounts;

•	earnings on deferred compensation and Supplemental Retirement Savings Plan accounts; and

•	death and disability benefits.

For the individual amounts earned, see Summary Compensation Table, under “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation,” and accompanying footnotes.

Analysis:

As described above under “Post Employment Compensation,” the 2008 post-employment compensation of the Named Executives was earned under plans that were established from time to time by the Compensation Committee, in consultation with independent compensation consultants, to provide a competitive compensation package to executives. The Compensation Committee believes that the post-employment compensation provided to the Named Executives in 2008 was reasonable and appropriate.

As shown in the Summary Compensation Table, in 2008 the actuarial present value of accumulated benefits under the Company’s pension plans increased substantially for the Chief Executive Officer and three of the other Named Executives. These increases were not the result of actions taken by the Company to increase benefits, but instead were primarily driven by a significant reduction in the applicable discount rate, which had the effect of increasing the present value of accumulated benefits not only for Named Executives but also for all other participants in the pension plans. In determining the appropriate discount rate, Con-way is assisted by actuaries who calculate the yield on a theoretical portfolio of high-grade corporate bonds. In 2008, the discount rate decreased due largely by the dramatic disruption in the credit markets during 2008.

Perquisites

The perquisites received by the Named Executives in 2008 are shown below in footnote 11 to the Summary Compensation Table.

Analysis:

In 2008, the Named Executives received a total of $134,674 in perquisites, excluding the relocation assistance described below. In the view of the Compensation Committee, the recruitment and retention benefits obtained from providing a competitive perquisites package to executives outweighs the cost.

When they relocated from Michigan to California following their promotions to Chief Executive Officer and Chief Financial Officer, respectively, Messrs. Stotlar and Schick received mortgage subsidies in recognition of the substantially higher housing costs in California. Mr. Stotlar’s mortgage subsidy ended in 2008, upon his relocation from California back to Michigan, as described below.

In 2008 the Board of Directors and Mr. Stotlar agreed that his relocation from California back to Michigan would be advantageous to the Company. Through an arrangement between the Company and a third-party re-seller, Mr. Stotlar sold his California home to the re-seller. Due to the condition of the housing market at the time, which reflected a large reduction in home values since the time he bought his California home, Mr. Stotlar incurred a substantial loss on the sale. In recognition of and to partially compensate Mr. Stotlar for the loss on sale, the Board approved a lump sum payment of $250,000. The Company also provided other assistance to Mr. Stotlar through the Company’s standard relocation package for executives.

Relocation assistance was made available to Mr. Bruffett in 2008 in connection with his relocation from Kansas to Michigan upon joining the Company as Senior Vice President and Chief Financial Officer.

Special Awards

Analysis:

In connection with his hiring as the Company’s Senior Vice President and Chief Financial Officer, and as an inducement to join the Company, Mr. Bruffett received a one-time cash signing bonus of $150,000, a one-time grant of 7,000 shares of stock with three-year cliff vesting, and a one-time grant of 10,000 stock options that vest in three equal annual installments.

Other Compensation

In connection with the Company’s acquisition of Contract Freighters Inc. in August 2007, Herbert J. Schmidt entered into an employee retention agreement with the Company. Under the terms of the agreement Mr. Schmidt agreed to deposit approximately $2 million of his after-tax income into an escrow account. The agreement also included a schedule for release of the escrowed funds and provided that Mr. Schmidt would forfeit any funds remaining in the escrow account at the time of his departure should he leave the Company prior to August 2009. Pursuant to the release schedule, in August 2008 Mr. Schmidt received approximately $600,000 from the escrow account. This amount is reflected in the Summary Compensation Table as 2008 compensation for Mr. Schmidt, even though Mr. Schmidt earned and paid taxes on these funds in 2007 prior to joining the Company.

II.  COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis which appears in the Company’s 2009 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Notice of Annual Meeting and Proxy Statement for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE

Henry H. Mauz, Jr.	Peter W. Stott
Michael J. Murray	Chelsea C. White III
William J. Schroeder, Chairman

III.  2008 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Company’s Chief Executive Officer, Chief Financial Officer and the other current and former executive officers for whom disclosure is required, for the fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006 except as otherwise noted. As used in this Proxy Statement, “Named Executives” means the officers identified in this Summary Compensation Table.

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Positions	Year	($)	($)(6)	($)(7)	($)(8)	($)(9)	($)(10)	($)(11)	($)

D.W. Stotlar	2008	700,378	—	(23,566)	1,227,976	245,499	585,539	440,739	3,176,566
President & CEO	2007	695,780	—	920,878	1,552,424	553,034	258,322	241,271	4,221,709
	2006	673,569	—	925,625	1,128,039	626,226	294,965	180,502	3,828,926
S.L. Bruffett(1)	2008	152,036	150,000	32,851	12,223	32,900	—	33,804	413,814
Sr. VP & CFO
K.C. Schick(2)	2008	359,778	—	(10,160)	310,123	110,542	298,363	130,742	1,199,388
Sr. VP & CFO	2007	357,730	10,000	134,306	317,711	278,074	128,010	144,891	1,370,722
	2006	347,705	—	—	225,989	277,120	205,390	230,334	1,286,538
R.L. Bianco(3)	2008	410,812	—	71,432	272,885	108,717	195,891	45,732	1,105,470
Sr. VP	2007	373,268	—	250,400	253,560	232,134	8,499	40,935	1,158,796
	2006	359,233	—	286	173,523	338,529	70,080	15,963	957,614
J.G. Labrie(4)	2008	440,535	—	87,658	280,407	123,019	151,638	48,651	1,131,909
Sr. VP	2007	371,773	5,000	241,041	296,198	225,288	149	39,214	1,178,663
	2006	340,337	—	—	224,006	266,756	64,661	24,033	919,793
H.J. Schmidt(5)	2008	402,450	609	92,814	100,044	278,607	—	638,197	1,512,721
Sr. VP	2007	119,712	583	—	—	87,747	—	10,923	218,965

(1)	Mr. Bruffett was appointed Senior Vice President & Chief Financial Officer on August 25, 2008.

(2)	Mr. Schick served as Senior Vice President & Chief Financial Officer until August 24, 2008. He currently serves as the Company’s Vice President - Operational Accounting.

(3)	Mr. Bianco is also President of Menlo Worldwide, LLC, the Company’s supply chain management company.

(4)	Mr. Labrie is also President of Con-way Freight Inc., the Company’s regional full-service less-than-truckload trucking company.

(5)	Mr. Schmidt is also President of Con-way Truckload Inc., the Company’s full-truckload company. Mr. Schmidt joined the Company in August 2007 in connection with the Company’s acquisition of the truckload carrier, Contract Freighters, Inc.

(6)	Mr. Bruffett received a signing bonus of $150,000 when he joined Con-way Inc. in August 2008. Also, Mr. Schmidt received a Christmas Bonus, as is the policy of Con-way Truckload.

(7)	The amounts shown in this column for 2008 reflect the compensation expense or reversal of expense for financial reporting purposes under FAS 123R (rather than amounts paid to or realized by Named Executives) for all outstanding awards as follows: expense of restricted stock for Mr. Stotlar of $441,249, Mr. Bruffett of $32,851, Mr. Schick of $124,146, Mr. Bianco of $211,759, Mr. Labrie of $218,626, and Mr. Schmidt of $92,814, and reversal of expense of performance share plan units for Mr. Stotlar of $464,815, Mr. Schick of $134,306, Mr. Bianco of $140,327, and Mr. Labrie of $130,968. The FAS 123R value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. For additional information on the valuation assumptions for 2008 grants, see Note 13, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2008, see the notes in our financial statements in the Form 10-K for the respective year.

(8)	The amounts shown in this column reflect the compensation expense of stock options for financial reporting purposes under FAS 123R, excluding forfeitures, rather than amounts paid to or realized by the Named Executives. The amounts include the cost not only of option awards made in 2008 but also certain awards made in prior years. The FAS 123R value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. For additional information on the valuation assumptions for 2008 grants, see Note 13, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2008, see the notes in our financial statements in the Form 10-K for the respective year.

(9)	The amounts shown in this column for 2008 reflect the annual performance bonuses earned under the Company’s short-term incentive compensation plan as follows: Mr. Bruffett, $4,750; Mr. Schick, $15,959; Mr. Labrie, $6,436; and Mr. Schmidt, $172,301, and the Company’s operational synergy program as follows: Mr. Stotlar, $245,499; Mr. Bruffett, $28,150; Mr. Schick, $94,583; Mr. Bianco, $108,717; Mr. Labrie, $116,583; and Mr. Schmidt, $106,306. Information regarding applicable performance goals and achievement levels is contained under “2008 Compensation of Named Executives” in the Compensation Discussion and Analysis above. Mr. Bianco elected to defer a portion of the incentive compensation plan payouts reflected above into the Company’s Deferred Compensation Plan.

(10)	The amounts shown in the column relate to deferred compensation balances that are credited with returns based on the Bank of America prime rate and reflect amounts earned in 2008 above 120% of the applicable federal rate for Messrs. Stotlar, Schick, Bianco, and Labrie of $1,863; $525; $935; and $2, respectively. Other deferred compensation balances, as well as Supplemental Retirement Savings Plan account balances, are credited with returns based on the performance of one of more investment funds chosen by the Named Executive from a group of available funds, which are substantially the same funds as are made available in the Retirement Savings Plan, the Company’s tax-qualified 401(k) plan.

The amounts also reflect the total change, from December 31, 2007 to December 31, 2008, in the actuarial present value of the Named Executives’ accumulated benefits under the Company’s pension plans. The changes in actuarial present value under the Con-way Pension Plan and the Con-way Supplemental Excess Retirement Plan, as well as the total changes, are shown in the table below:

		Change in
		Actuarial
		Present Value —
	Change in	Con-way
	Actuarial	Supplemental
	Present Value —	Excess
	Con-way Pension	Retirement	Total
Named Executive	Plan	Plan	Change

Douglas W. Stotlar	94,626	489,050	583,676
Stephen L. Bruffett	—	—	—
Kevin C. Schick	110,573	187,265	297,838
Robert L. Bianco	58,253	136,703	194,956
John G. Labrie	51,613	100,023	151,636
Herbert J. Schmidt	—	—	—

The values shown in the table above are based on actuarial present values of accumulated plan benefits calculated using the earliest age at which each Named Executive is entitled to receive unreduced retirement benefits.

(11)	Amounts shown in this column include the items shown in the following table. Amounts shown in this column also include payments under the Company’s Flexible Perquisites Program; the cost of the use of a leased Company automobile; Company contributions made under its Education Matching Gifts Program; dividends on unvested restricted stock; and executive and spouse leisure activities at the annual Board retreat. None of these items individually exceeds $25,000; therefore as permitted under the SEC disclosure rules, we have not included the amount of each individual perquisite.

	Company
	Contributions to	Truckload	Relocation	Basic Life	Annual
	the Retirement	Escrow	Program	Insurance	Insurance
Named Executive	Savings Plan	Payment(a)	(b)(c)	Premium	Premium

Stotlar	23,000	—	383,746	3,219	77
Bruffett	—	—	29,833	656	—
Schick	25,300	—	84,815	1,654	—
Bianco	18,400	—	—	1,899	—
Labrie	18,400	—	—	2,038	—
Schmidt	13,800	605,897	—	684	115

(a)	Reflects amounts released from escrow account during 2008. See “Other Compensation” under “Compensation Discussion and Analysis, 2008 Compensation of Named Executives” above.

(b)	In 2005, the Board of Directors approved six-year mortgage subsidies for the Messrs. Stotlar and Schick, each of whom relocated from Michigan to California following promotion to their positions as Chief Executive Officer and Chief Financial Officer, respectively. Mr. Stotlar’s subsidy was $10,000 per month in years 1 and 2; $8,000 per month in years 3 and 4; and $6,000 per month in years 5 and 6. Mr. Stotlar’s subsidy ceased in May 2008, when he sold his California home in connection with his relocation back to Michigan. Mr. Schick’s subsidy is $8,000 per month in years 1 and 2; $6,000 per month in years 3 and 4; and $4,000 per month in years 5 and 6.

(c)	The costs of relocation are:

	Stotlar	Bruffett	Schick

Mortgage Subsidy	40,000	—	84,815
Lump Sum	290,648	25,403	—
Relocation Expense	38,487	—	—
Closing Costs	5,451	—	—
Service Charges to Home Re-Seller	9,160	4,430	—

Total	383,746	29,833	84,815

IV.  2008 GRANTS OF PLAN-BASED AWARDS

The following table includes plan-based awards made to Named Executives in 2008. As noted elsewhere in this proxy statement, no payouts will be received on the 2008-2010 LTI awards shown in the table because the applicable performance criteria were not met. In addition, the payouts received on the annual performance bonuses ranged from zero to approximately 57% of the target payouts shown in the table below, based on actual performance relative to pre-established performance goals. See “Compensation Discussion and Analysis; 2008 Compensation of Named Executives” above.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Possible Payouts			Estimated Future Payouts			Number of	Number of		Exercise or
		Under Non-Equity			Under Equity			Shares of	Securities		Base Price	Grant
		Incentive Plan Awards(1)			Incentive Plan Awards(1)			Stock or	Underlying		of Option	Date Fair
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards	Value
Name	Date	($)	($)(2)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)		($/Share)(4)	($/Share)

D.W. Stotlar
Stock Option Awards	01/28/08	—	—	—	—	—	—	—	88,867		44.0900	10.4281
Annual Performance Bonus	01/28/08	—	695,032	1,390,064	—	—	—	—	—		—	—
Annual Synergy Bonus	01/28/08	—	243,261	486,522	—	—	—	—	—		—	—
2008-2010 LTI Award	01/28/08	—	—	—	—	21,019	21,019	—	—		—	—
Restricted Share Award	01/28/08	—	—	—	—	—	—	21,019	—		—	44.0900
S.L. Bruffett
Stock Option Awards	09/20/08	—	—	—	—	—	—	—	10,000	(5)	50.3800	13.1231
Annual Performance Bonus	09/20/08	—	79,697	159,393	—	—	—	—	—		—	—
Annual Synergy Bonus	09/20/08	—	27,894	55,788	—	—	—	—	—		—	—
2008-2010 LTI Award	09/20/08	—	—	—	—	—	—	—	—		—	—
Restricted Shares Award	09/20/08	—	—	—	—	—	—	7,000	—		—	50.3800
K.C. Schick
Stock Option Awards	01/28/08	—	—	—	—	—	—	—	25,678		44.0900	10.4281
Annual Performance Bonus	01/28/08	—	267,774	535,548	—	—	—	—	—		—	—
Annual Synergy Bonus	01/28/08	—	93,721	187,442	—	—	—	—	—		—	—
2008-2010 LTI Award	01/28/08	—	—	—	—	6,073	6,073	—	—		—	—
Restricted Shares Award	01/28/08	—	—	—	—	—	—	6,073	—		—	44.0900
R.L. Bianco
Stock Option Awards	01/28/08	—	—	—	—	—	—	—	29,515		44.0900	10.4281
Annual Performance Bonus	01/28/08	—	307,788	615,576	—	—	—	—	—		—	—
Annual Synergy Bonus	01/28/08	—	107,726	215,452	—	—	—	—	—		—	—
2008-2010 LTI Award	01/28/08	—	—	—	—	6,981	6,981	—	—		—	—
Restricted Shares Award	01/28/08	—	—	—	—	—	—	6,981	—		—	44.0900
J.G. Labrie
Stock Option Awards	01/28/08	—	—	—	—	—	—	—	31,651		44.0900	10.4281
Annual Performance Bonus	01/28/08	—	330,057	660,114	—	—	—	—	—		—	—
Annual Synergy Bonus	01/28/08	—	115,520	231,040	—	—	—	—	—		—	—
2008-2010 LTI Award	01/28/08	—	—	—	—	7,486	7,486	—	—		—	—
Restricted Shares Award	01/28/08	—	—	—	—	—	—	7,486	—		—	44.0900
H.J. Schmidt
Stock Option Awards	01/28/08	—	—	—	—	—	—	—	28,861		44.0900	10.4281
Annual Performance Bonus	01/28/08	—	300,963	601,926	—	—	—	—	—		—	—
Annual Synergy Bonus	01/28/08	—	105,337	210,674	—	—	—	—	—		—	—
2008-2010 LTI Award	01/28/08	—	—	—	—	6,826	6,826	—	—		—	—
Restricted Shares Award	01/28/08	—	—	—	—	—	—	6,826	—		—	44.0900

(1)	The terms of these awards (including, in the case of 2008 annual performance bonuses, the payouts actually received by the Named Executives) are discussed in the Compensation Discussion and Analysis under “2008 Compensation of Named Executives.”

(2)	The target amount of the annual synergy bonus reflects the payout that the Named Executive would receive if the Company’s business units achieved the targeted levels of growth shown in the third column of the table above entitled “Performance Metrics Applicable to 2008 Special Synergy Award.” The maximum amount of the annual synergy bonus reflects the payout that the Named Executive would receive if the maximum synergy pool of $5 million was attained.

(3)	These stock awards are restricted shares scheduled to vest on January 28, 2011, except in the case of Mr. Bruffett, whose shares are scheduled to vest on September 20, 2011. Additional details on the terms of the Company’s stock grants are discussed in the Compensation Discussion and Analysis under “2008 Compensation of Named Executives.”

(4)	The terms of the Company’s annual stock option grants are discussed in the Compensation Discussion and Analysis above.

(5)	Stock options were awarded at time of hire, have a 10-year term, and vest in three annual installments beginning on September 20, 2009.

The amounts shown in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column, and the amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, of the Grants of Plan-Based Awards Table reflect, respectively, the amounts payable at target and maximum achievement levels for the 2008 annual performance bonuses and the number of Performance Share Plan Units that could be earned at target and maximum levels of performance for the 2008 — 2010 award cycle. The performance goals applicable to the awards are discussed in the Compensation Discussion and Analysis above.

The option awards listed in the Grants of Plan-Based Awards table have a term of ten years and vest in three equal installments, on January 1 of 2009, 2010 and 2011, except in the case of Mr. Bruffett whose awards vest as indicated in footnote (5). Any unvested portion of the option awards vest on death or disability, retirement at age 65 or on achieving “rule of 85” (combined age and years of service equal to 85 or more) or upon a change in control of the Company.

V.  OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the Named Executives as of December 31, 2008.

	Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive Plan
			Equity						Plan Awards:	Awards:
			Incentive						Number of	Market or
			Plan Awards:					Market	Unearned	Payout Value
	Number of	Number of	Number of			Number of		Value of	Shares,	of Unearned
	Securities	Securities	Securities			Shares or		Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that		Stock that	Rights	Rights that
	Options(#)	Options(#)	Unearned	Exercise	Expiration	have not		have not	that have	have not
Name	Exercisable	Unexercisable(1)	Options(#)	Price($)	Date	Vested(#)		Vested($)(2)	not Vested(#)(3)	Vested($)(3)
D.W. Stotlar	—	88,867	—	44.0900	1/28/2018	21,019	(5)	559,105	21,019	—
	38,333	76,667	—	46.6500	1/29/2017	—		—	29,798	—
	36,666	18,334	—	55.2000	1/22/2016	—		—	—	—
	79,673	—	—	43.9300	4/25/2015	—		—	—	—
	40,000	—	—	49.1100	12/17/2014	10,000	(6)	266,000	—	—
	13,500	—	—	32.9600	12/15/2013	—		—	—	—
	16,000	—	—	31.3800	12/2/2012	—		—	—	—
	17,000	—	—	25.1100	12/4/2011	—		—	—	—
	9,500	—	—	27.0625	12/6/2010	—		—	—	—
S.L. Bruffett	—	10,000 (4)	—	50.3800	9/20/2018	7,000	(7)	186,200	—	—
K.C. Schick	—	25,678	—	44.0900	1/28/2018	6,073	(5)	161,542	6,073	—
	9,333	18,667	—	46.6500	1/29/2017	—		—	8,610	—
	10,666	5,334	—	55.2000	1/22/2016	—		—	—	—
	11,500	—	—	46.7900	4/1/2015	—		—	—	—
	4,000	—	—	46.0200	1/24/2015	—		—	—	—
	5,600	—	—	32.9600	12/15/2013	—		—	—	—
	7,000	—	—	31.3800	12/2/2012	—		—	—	—
	2,100	—	—	25.1100	12/4/2011	—		—	—	—
	3,000	—	—	30.7500	12/8/2009	—		—	—	—
R.L. Bianco	—	29,515	—	44.0900	1/28/2018	6,981	(5)	185,695	6,981	—
	9,999	20,001	—	46.6500	1/29/2017	7,500	(8)	199,500	8,996	—
	5,800	2,900	—	55.2000	1/22/2016	—		—	—	—
	8,000	—	—	46.0200	1/24/2015	—		—	—	—
	7,125	—	—	32.9600	12/15/2013	—		—	—	—
	6,000	—	—	31.3800	12/2/2012	—		—	—	—
	5,000	—	—	25.1100	12/4/2011	—		—	—	—
J.G. Labrie	—	31,651	—	44.0900	1/28/2018	7,486	(5)	199,128	7,486	—
	9,999	20,001	—	46.6500	1/29/2017	7,500	(8)	199,500	8,396	—
	5,800	2,900	—	55.2000	1/22/2016	—		—	—	—
	15,000	—	—	46.0200	1/24/2015	—		—	—	—
	7,125	—	—	32.9600	12/15/2013	—		—	—	—
	7,000	—	—	31.3800	12/2/2012	—		—	—	—
	1,300	—	—	25.1100	12/4/2011	—		—	—	—
H.J. Schmidt	—	28,861	—	44.0900	1/28/2018	6,826	(5)	181,572	6,826	—

(1)	Unless otherwise noted, options vest over a period of three years as follows: one-third of the option vests each year on January 1 following the date of grant.

(2)	Based on the closing price on December 31, 2008 ($26.60 per share).

(3)	Performance Share Plan Units granted on January 28, 2008 will vest only upon achievement of specified performance criteria (see “2008 Compensation of Named Executives” in the Compensation Discussion and Analysis above). As noted in the Compensation Discussion and Analysis, the performance criteria was based on earnings per share for calendar year 2008, and no shares will vest at the end of the 2008-2010 cycle.

(4)	Total option grant vests over three year as follows: one-third of the option vests annually beginning September 20, 2009.

(5)	Restricted shares granted January 28, 2008 vest on January 28, 2011.

(6)	Restricted shares granted December 17, 2004 vest one-third per year beginning January 1, 2007. The shares shown will vest January 1, 2009.

(7)	Restricted shares granted September 20, 2008 vest on September 20, 2011.

(8)	Restricted shares granted January 29, 2007 vest on January 29, 2010.

VI.  2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise($)	(#)	Vesting($)(2)

D.W. Stotlar(1)	—	—	17,897	776,451
S.L. Bruffett	—	—	—	—
K.C. Schick	2,000	15,535	—	—
R.L. Bianco	—	—	—	—
J.G. Labrie	1,250	6,947	—	—
H.J. Schmidt	—	—	—	—

(1)	10,000 shares of restricted stock vested on January 1, 2008 at $41.54 (the closing price on December 31, 2007). The grant of these restricted shares was made on December 17, 2004, and provided for time-based vesting over three years of all shares beginning on January 1, 2007. In addition, 7,897 shares of restricted stock vested on April 25, 2008 at $45.72 (the closing price on April 25, 2008). These shares are part of a restricted stock award of 23,690 shares made on April 25, 2005, which vested in three annual installments beginning April 25, 2006.

(2)	Dividends on restricted shares are paid currently and are discussed in the Summary Compensation Table above.

VII.  2008 PENSION BENEFITS

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(2)	($)(3)

D.W. Stotlar	Con-way Pension Plan	21.0000	601,277	—
	Supplemental Excess Retirement Plans		2,021,606	—
S.L. Bruffett	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans		—	—
K.C. Schick	Con-way Pension Plan	23.0000	855,145	—
	Supplemental Excess Retirement Plans		996,448	—
R.L. Bianco	Con-way Pension Plan	17.0833	335,689	—
	Supplemental Excess Retirement Plans		497,175	—
J.G. Labrie	Con-way Pension Plan	16.0833	280,809	—
	Supplemental Excess Retirement Plans		365,974	—
H.J. Schmidt	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans		—	—

(1)	Years of credited service are through December 31, 2006. Effective January 1, 2007, credited service ceased to accrue for all participants under the Con-way Pension Plan and the Con-way Supplemental Excess Retirement Plans.

Messrs. Bruffett and Schmidt, who joined the Company after the Pension Plan was closed to new entrants, do not participate in the plans.

(2)	Actuarial present value of accumulated plan benefit based on current compensation and computed as of December 31, 2008. Assumptions include retirement at earliest retirement age with an unreduced benefit; FAS disclosure rate of 6.10%; and the current RP 2000 mortality table. Earliest retirement ages at which the Named Executives are entitled to receive an unreduced benefit are as follows: age 55 for Messrs. Stotlar and Labrie; age 58 and 3 months for Mr. Schick; and age 55 and 2 months for Mr. Bianco.

(3)	Plan participants are not entitled to receive benefit payments while still employed by the Company.

The Company maintains the following qualified and non-qualified pension plans:

•	the Con-way Pension Plan, a tax-qualified defined benefit pension plan; and

•	the Con-way Supplemental Excess Retirement Plan and the Con-way 2005 Supplemental Excess Retirement Plan, each a nonqualified excess benefit plan.

Monthly retirement benefits under the Pension Plan are calculated by multiplying years of credited service by an amount equal to:

1.1% of the average final monthly compensation plus

0.3% of the average final monthly compensation in excess of Covered Compensation.

In addition, after an employee has completed 35 years of service, benefits for additional credited service earned are calculated based on 1.4% of the average final monthly compensation.

“Covered Compensation” is the average of the taxable wage base under Section 230 of the Social Security Act for each of the 35 years ending with the earlier of 2016 or the year in which the participant attains Social Security retirement age.

Credited service only takes into account years and months of credited service earned through December 31, 2006, when the pension plan was closed to new entrants. Average final compensation only takes into account eligible compensation paid through April 30, 2009.

The monthly retirement benefit determined using the formula above is for a life annuity for the life of the participant with full monthly payments continued to a designated beneficiary for the remainder of the first 60 monthly payments if the participant dies before 60 monthly payments have been made. Participants may choose other forms of payment, but regardless of the form chosen, the value of the retirement benefit is the actuarial equivalent of the form of payment described in the preceding sentence.

Employees who were plan participants as of December 31, 1989 have their pension benefits calculated using the greater of the current pension formula shown above, or the formula that was in effect as of December 31, 1989. This prior pension formula applies to Messrs. Stotlar and Schick.

The age 65 monthly benefit determined under the prior pension formula equals 2% of average final monthly compensation for credited service through December 31, 1987, plus 1.5% of average final monthly compensation for credited service after January 1, 1988 through December 31, 2006. This amount is then reduced by a Social Security Offset (which takes into account the participant’s Social Security benefit and years of Social Security participation), and further reduced if the participant did not elect to transfer their Common Stock Fund shares to the pension plan.

Plan participants who meet certain eligibility criteria may elect to retire and/or begin receiving benefits prior to age 65. The plan provides early retirement subsidies to plan participants under certain circumstances. For example, participants whose combined age and years of service equals or exceeds 85, and participants who have reached age 62 and have at least 20 years of service, are eligible to retire early with an unreduced retirement benefit.

Federal tax law limits the benefits available under defined benefit pension plans such as the Con-way Pension Plan. In addition, benefits do not accrue under the Pension Plan on compensation deferred under the Company’s deferred compensation plan. All participants in the Con-way Pension Plan as of December 31, 2006 who are affected by the federal tax law limits described above also participate in the supplemental retirement plans. Under those plans, a participant is entitled to receive retirement benefits determined in accordance with the Pension Plan benefits formula described above, offset by all benefits that the participant is entitled to receive under the Pension Plan (which reflect the federal tax law limits).

VIII.  2008 NONQUALIFIED DEFERRED COMPENSATION

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance
	Contributions in	Contributions in	Earnings	Distributions	at December 31,
Name	2008 ($)(1)	2008 ($)(2)	in 2008 ($)(3)	($)(4)	2008 ($)(5)

D.W. Stotlar	218,846	69,571	(210,872)	—	1,043,383
S.L. Bruffett	—	—	—	—	—
K.C. Schick	—	25,085	(1,980)	(72,352)	183,931
R.L. Bianco, Jr.	51,166	31,012	(16,729)	(27,935)	359,774
J.G. Labrie	—	27,339	(54,024)	—	114,854
H.J. Schmidt	—	15,427	(1,309)	—	14,118

(1)	Amounts shown in this column are the portion of the 2007 incentive compensation awards or the portion of the 2005-2007 Value Management Plan awards that were deferred in 2008.

(2)	The amounts shown in this column are credits to the non-qualified Supplemental Retirement Savings Plan (“SRSP”), which provides company contributions in excess of those that can be made to the qualified 401(k) plan, due to IRS limits on compensation. Amounts shown include the fourth quarter 2008 company contribution posted to accounts on January 7, 2009. More information about the SRSP is provided below.

(3)	For Mr. Schick, reflects amounts credited quarterly to deferred compensation account balances based on the Bank of America prime rate as of the first day of that quarter (the rates for each of the four quarters were 7.25%, 5.25%, 5.00%, and 5.00%, respectively). For Messrs. Stotlar and Labrie, reflects a combination of the change in value of Phantom Stock Units (“PSUs”), dividend equivalents on PSUs, and amounts credited to the non-PSU portion of deferred compensation account balances at the Bank of America prime rate.

For Messrs. Stotlar and Bianco, reflects amounts credited quarterly to deferred compensation account balances based on the Bank of America prime rate for that quarter (for pre-2007 deferrals) and increase or decrease in value of investment funds selected by the executive from a list of mutual funds (for 2007 and 2008 deferrals). For all Named Executives, reflects amounts credited quarterly to Supplemental Retirement Savings Plan account balances based on increase or decrease in value of investment funds selected by the Named Executive from a list of mutual funds.

(4)	Reflects amounts deferred in 2001 for Mr. Schick and 2003 for Mr. Bianco as to which Named Executives elected a 2008 pre-retirement distribution at the time of deferral.

(5)	Includes 13,660 PSUs for Mr. Stotlar and 2,974 PSUs for Mr. Labrie, valued at $26.60, the closing price of the Company’s common stock on December 31, 2008. Amounts shown include $771,399, $92,894, $186,916 and $69,237 in total deferrals that have been reported as compensation in prior years’ Summary Compensation Tables for Messrs. Stotlar, Schick, Bianco and Labrie, respectively.

The table above reflects contributions, earnings and withdrawals for the Named Executives under the Company’s deferred compensation plans and its Supplemental Retirement Savings Plan.

Deferred Compensation Plans

The Company maintains a deferred compensation program for eligible highly compensated employees. Only employees at director level and above with annual base salaries of at least $125,000 are eligible to participate. Each year the Compensation Committee approves the list of employees who meet the eligibility criteria.

A participant in the Company’s deferred compensation program may elect to defer base salary, annual performance bonus and/or Value Management Plan awards. For each type of compensation deferred, the participant cannot elect to defer less than $2,000 or more than 90%. The Company does not contribute to the deferred compensation plan on behalf of participants.

Deferred compensation account balances for years prior to 2007 are credited with returns based on the Bank of America Prime Rate, unless the participant elects (i) to have some or all of the account balances fluctuate based on the performance of one or more investment funds selected by the participant from a specified group of available funds or (ii) to convert some or all of the account balances into phantom stock units as described below. The Bank of America prime rate is adjusted quarterly. The Compensation Committee in its discretion may select a fixed rate of return other than the Bank of America prime rate to apply to pre-2007 balances in the future.

For deferrals made for plan years after 2006, participants must select one or more funds from a specified group of available funds. Each participant’s account balance for that plan year (excluding any portion converted into phantom stock units) will fluctuate based on the performance of the funds selected by the participant. A participant may change from one investment fund to another at any time.

Once each year, participants may elect to convert all or a part of their deferred compensation account balances into “phantom stock units.” Elections made to convert into phantom stock units are irrevocable, so executives maintain their investments in the phantom stock units until they leave the Company at retirement or upon termination of employment. These elections are made in January with the actual conversion taking place on February 1. However, if the Company’s General Counsel determines that the blackout period for trading in Company securities is in effect on February 1, then the elections are null and void. Each participant who makes the election is credited with a number of phantom stock units determined by dividing the amount converted by the closing price of the Company’s common stock on February 1. All phantom stock units are credited with a return based on the performance of the Company’s common stock, including dividends paid on the common stock.

A participant may elect to defer compensation for a specified period of time (but not less than 5 years) or until retirement. A participant who defers compensation until retirement may elect to receive his or her account balance in a lump sum at retirement or in quarterly installments over a period of 5 or 10 years. A participant may also elect between a lump sum and installments if the participant’s employment is terminated before retirement. However, regardless of any such election, if a participant’s employment is terminated within one year after a change in control, the account balance is paid to the participant in a lump sum.

Con-way Supplemental Retirement Savings Plan

Federal tax law limits the benefits available under 401(k) plans such as the Con-way Retirement Savings Plan. The Company established the Con-way Supplemental Retirement Savings Plan effective January 1, 2007 to provide Company basic, transition and matching contributions that cannot be made to the tax-qualified Retirement Savings Plan due to these tax law limits. All participants in the Con-way Retirement Savings Plan who are subject to these limits or are eligible and have elected to defer compensation are automatically enrolled in the Con-way Supplemental Retirement Savings Plan.

Plan participants select one or more funds from a specified group of available funds. Each participant’s account balance for that plan year will fluctuate based on the performance of the funds selected by the participant.

The Con-way deferred compensation program and Supplemental Retirement Savings Plan are not funded plans. However, the Company has contributed assets to a grantor trust intended to cover the Company’s liabilities under the plans. Assets placed in the grantor trust are subject to the claims of general creditors of the Company for amounts that the Company owes them.

IX.  OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company’s change in control program is discussed in the Compensation Discussion and Analysis above under “Post-Employment Compensation — Severance Payments in Connection with a Change in Control.” The table below, and the accompanying footnotes, show the estimated payments that each of the Named Executives would have been entitled to receive had his or her employment been terminated as of December 31, 2008 as a result of a “severance qualifying” termination in connection with a change in control not caused by the disposition of a business unit.

Executive Benefits and Payments Upon Change in Control

	Stotlar	Bruffett	Schick	Bianco	Labrie	Schmidt
	($)	($)	($)	($)	($)	($)

Base Salary	2,085,096	850,096	1,071,096	1,231,152	1,320,228	1,203,852
Short-term incentive	2,085,096	159,394	803,322	923,364	990,171	902,889
Long-term incentive(1)	1,087,522	—	314,226	345,223	348,016	181,572
Stock Options/Restricted Stock Unvested and accelerated(2)	825,105	186,200	161,542	385,195	398,628	181,572
Benefits and Perquisites Continued Medical, Dental, Vision Coverage(3)	40,731	21,276	40,731	40,731	37,878	28,246
Continued Life and Long-Term Disability (also includes AD&D Coverage if employee had this voluntary benefit)(4)	9,450	4,215	5,049	5,606	6,571	10,708
Accrued Vacation Pay(5)	103,947	8,960	65,069	55,363	23,696	—
Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000	10,000
280G Tax Gross-up	2,034,472	—	—	1,116,156	1,076,593	—
Total	8,281,421	1,240,141	2,471,035	4,112,789	4,211,780	2,518,839

(1)	Equals the value (based on the closing price of $26.60 per share of the Company’s common stock on December 31, 2008) of the following number of Performance Share Plans Units that would vest upon a change in control occurring on December 31, 2008 under the 2007 and 2008 Performance Share Plan Unit awards, respectively: Mr. Stotlar, 19,865.3 and 21,019.0; Mr. Schick, 5,740.0 and 6,073.0; Mr. Bianco, 5,997.3 and 6,981.0; Mr. Labrie, 5,597.3 and 7,486.0; and Mr. Schmidt, 0 and 6,826.0. If a change in control were to occur subsequent to December 31, 2008, none of the 2008 Performance Plan Share Units would vest because the applicable performance criteria were not satisfied, and in the case Messrs. Stotlar, Schick, Bianco and Labrie would be entitled to receive only pro rata portions of their 2007 Performance Share Plan Unit awards.

(2)	Equals the value of shares of restricted stock that vest in each case based on $26.60 per share, the closing price of the Company’s common stock on December 31, 2008: Mr. Stotlar, 31,019 shares of restricted stock; Mr. Bruffett, 7,000 shares of restricted stock; Mr. Schick, 6,073 shares of restricted stock; Mr. Bianco, 14,481 shares of restricted stock; Mr. Labrie, 14,986 shares of restricted stock; and Mr. Schmidt, 6,826 shares of restricted stock. There were no stock options “in the money” as of 12/31/08.

(3)	Equals the estimated cost of providing continued medical, dental and vision coverage to the Named Executive and his dependants for three years for Messrs. Stotlar, Schick, Bianco, Labrie and Schmidt and two years for Mr. Bruffett.

(4)	Equals the estimated cost of providing continued life and long-term disability coverage for three years for Messrs. Stotlar, Schick, Bianco, Labrie and Schmidt and two years for Mr. Bruffett. Also includes the cost of continuing employee-paid AD&D coverage for Messrs. Stotlar, Bruffett, Labrie and Schmidt. The table does not include the value of self-insured programs for which the executive was not drawing benefits as of 12/31/08. There are no incremental charges for continuing the employee-paid supplemental life program for Mr. Stotlar and the employee-paid long term care program for Mr. Labrie.

(5)	Equals payment for the accrued vacation pay, as follows: Mr. Stotlar, 38.9 days; Mr. Bruffett, 5.5 days; Mr. Schick, 47.4 days; Mr. Bianco, 35.1 days; and Mr. Labrie, 14.0 days.

(6)	Equals estimated cost of outplacement services.

In general, a change in control occurs if:

•	25% of the Company’s voting securities are acquired by an outsider;

•	Members of the Board serving as of January 1, 2006 cease to constitute a majority of Directors;

•	The Company merges with or is consolidated into another company; and

•	The Company is liquidated or there is a disposition of more than 75% of the Company’s assets.

A change in control also occurs if the Company disposes of a business unit, but only as to executives employed by that business unit (unless the transaction also constitutes a sale of more than 75% of the Company’s assets, in which case it is a change in control as to all executives).

Each of the change in control events described above is subject to various qualifications, exceptions and limitations, and we refer you to the Company’s 2006 Equity and Incentive Plan for more details. The Plan is attached as Appendix B to the Company’s 2006 Proxy Statement, which can be found on the Company’s website, www.con-way.com, under the heading “Investor Relations, Annual Report, Proxy and Other SEC Filings.” You can also refer to the individual severance agreements, which the Company entered into with each of the Named Executives. The forms of these agreements are attached to the Company’s Report on Form 8-K that was filed with the SEC on December 6, 2005. This 8-K can be found on the Company’s website, www.con-way.com, under the heading “Investor Relations, Annual Report, Proxy and Other SEC Filings.”

For executives to be entitled to receive severance benefits there must occur both a change in control and a termination of employment, a so-called “double trigger.” In general, the termination of employment must occur within a specified period of time after the change in control occurs. For the Named Executives and six other senior executives, the termination must occur within two years after the change in control. For the other approximately 50 executive officers entitled to receive severance benefits, the termination must occur within one year after the change in control.

A termination of employment can be actual or constructive. A constructive termination occurs if the executive terminates his or her employment for “good reason.” “Good reason” is defined in the severance documents and generally exists when an executive’s duties, compensation or place of employment are changed so drastically that the executive is no longer viewed as having the same job.

The forms of these agreements are attached to the Company’s Report on Form 8-K that was filed with the SEC on December 6, 2005. This 8-K can be found on the Company’s website, www.con-way.com, under the heading “Investor Relations, Annual Report, Proxy and Other SEC Filings.”

If a change in control and termination of employment occurs, each of the Named Executives is entitled to receive:

•	Lump Sum Payment: a lump sum severance payment equal to three years annual base salary and target annual performance bonus for each of the other Named Executives and two years annual base salary and target annual performance bonus for Mr. Bruffett;

•	Health and Dental Benefits: Continued health benefits for the executive and his or her dependents for a period of two years for Mr. Bruffett and three years for each of the other Named Executives;

•	Life, Disability and Accident Benefits: Continued life, long-term disability and accident benefits for the executive for a period of three years (two years for Mr. Bruffett) at no greater cost to the executive than the cost to the executive immediately prior to the change in control; and

•	Outplacement Services: Outplacement services determined by the Company to be suitable to the executive’s position.

The federal tax law imposes a 20% excise tax on change-in-control payments that are considered excessive (so-called “excess parachute payments”). In general, the excise tax applies if the change-in-control payments equal or exceed three times the average of the executive’s compensation during the five calendar years before the year in which the change in control occurs. The Company’s individual severance agreements provide for executives to receive a tax “gross-up” so that the executive receives not only the severance benefits called for in the severance agreements but also an additional amount to place the executive in the same position as if the excise tax did not apply. Currently the Named Executives and six other senior executives have individual severance agreements and are eligible to receive the tax gross-up.

As described in the Compensation Discussion and Analysis, under “Severance Payments; Contingent Payments and Benefits Available in Connection with a Change-in-Control,” in 2008 the Board of Directors approved certain changes to the executive severance program, to be implemented on or prior to the December 31, 2009 expiration of the existing executive severance agreements.

In addition to the benefits described above that are available under the severance agreements and severance plans, the Company’s equity and incentive plan and award agreements also provide for early vesting of long-term incentive compensation awards (see “Severance Payments; Contingent Payments and Benefits in Connection with a Change in Control” in the Compensation Discussion and Analysis above). Also, upon a termination of employment in connection with a change in control occurring on December 31, 2008, each of the Named Executives would also be entitled to receive his 2008 annual performance bonus and synergy award, since the performance periods applicable to those awards would have been completed.

In the case of any termination of employment (whether voluntary, involuntary not for cause, involuntary for cause, or upon death, disability or a change in control, and whether or not on December 31, 2008), each of the Named Executives would be entitled to: (i) his or her deferred compensation account balance shown in the 2008 Nonqualified Deferred Compensation Table shown above, to be payable as provided in the distribution elections made by the Named Executive or, notwithstanding those elections, in a lump sum if his or her employment is terminated within one year following certain change in control transactions; and (ii) his accrued pension benefit shown in the 2008 Pension Benefits table, to be payable in accordance with the terms of the Con-way Pension Plan and Supplemental Excess Retirement Plans. As an employee who had attained age 55 and at least 10 years of service as of December 31, 2008, Mr. Schick would have been eligible to begin receiving monthly benefit payments under the Con-way Pension Plan and under the Con-way Supplemental Excess Retirement Plans starting on January 1, 2009.

As discussed under “Involuntary Not-for-Cause Termination” the Company may, in its discretion, enter into a severance agreement with an executive who is being involuntarily terminated other than for cause. However, since the terms of these agreements vary, and are subject to approval by the Chief Executive Officer (or, if the severance agreement is with the Chief Executive Officer or a Senior Vice President, by the Board of Directors), we are unable to disclose the payments, if any, that might be received by a departing Named Executive.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

AUDIT COMMITTEE REPORT

In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2008, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by the statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. I, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and discussed with KPMG LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John C. Pope, Chairman	Margaret G. Gill
John J. Anton	William R. Corbin

PRINCIPAL SHAREHOLDERS

According to information furnished to the Company as of February 17, 2009, the only persons known to the Company to own beneficially an interest in excess of 5% of the shares of Common Stock are set forth below. Such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

	Amount and
	Nature of		Percent of
Name and Address	Beneficial Ownership		Class

FMR LLC	6,776,555 Common	(1)	14.8%
82 Devonshire Street Boston, MA 02109
Artisan Partners Limited Partnership	3,976,900 Common	(2)	8.7%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
Sasco Capital, Inc.	2,533,750 Common	(3)	5.5%
10 Sasco Hill Road Fairfield, CT 06824
Barclays Global Investors, NA	2,351,878 Common	(4)	5.3%
40 Howard Street San Francisco, CA 94105

(1)	FMR LLC, and its direct and indirect subsidiaries have, in the aggregate, sole voting power over 472,560 shares, shared voting power over 0 shares, sole dispositive power over 6,776,666 shares and shared dispositive power over 0 shares.

(2)	Artisan Partners Limited Partnership and its affiliates Artisan Investment Corporation., ZFIC, inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc., have, in the aggregate, sole voting power over 0 shares, shared voting power over 3,799,400 shares, sole dispositive power over 0 shares and shared dispositive power over 3,976,900 shares.

(3)	Sasco Capital, Inc. has sole voting power over 1,081,850 shares, shared voting power over 0 shares, sole dispositive power over 2,533,750 shares and shared dispositive power over 0 shares.

(4)	Barclays Global Investors NA and its affiliates Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Ltd., and Barclays Global Investors Australia Limited have, in the aggregate, sole voting power over 1,868,636 shares, shared voting power over 0 shares, sole dispositive power over 2,351,878 shares and shared dispositive power over 0 shares.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

The Company believes that, during 2008, its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CONFIDENTIAL VOTING

Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Con-way Inc., at 2855 Campus Drive, Suite 300, San Mateo, California 94403, and must be received by December 11, 2009. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by February 18, 2010. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than February 18, 2010 and not earlier than January 19, 2010.

OTHER MATTERS

The Company will furnish to interested shareholders, free of charge, a copy of its 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 15, 2009. Please direct your written request to the Corporate Secretary, Con-way Inc., 2855 Campus Drive, Suite 300, San Mateo, California 94403.

Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies for a fee of $10,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

JENNIFER W. PILEGGI
Secretary

April 10, 2009

APPENDIX A

Proposed Amendments to Paragraph B, Article ELEVENTH of the Certificate of Incorporation

Article ELEVENTH

B. The number of directors shall be determined by the Board of Directors or the stockholders, provided, however, that the number thereof shall never be less than ~~twelve~~ [seven] nor greater than ~~fifteen.~~[eleven.] A director need not be a stockholder. The [Board of Directors shall not be classified. From and after the 2009 annual meeting of Stockholders, the] directors shall be ~~divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as the then total number of directors permits. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director~~. [elected at each annual meeting of stockholders for a one-year term expiring at the next annual meeting of stockholders; provided that the term of any director elected prior to the 2009 annual meeting of stockholders shall be unaffected.] A director shall hold office until ~~the annual meeting for the year in which his term expires~~ [the next annual meeting of stockholders] and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including any vacancy that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall ~~have the same remaining term as that of his predecessor~~. [hold office until the next annual meeting of stockholders.]

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms~~.

A-1

APPENDIX B

Proposed Amendments to Article III, Section 2 of the Bylaws

Article III

SECTION 2. Number, Qualifications and Classification. (a) A majority of the directors holding office may by resolution increase or decrease the number of directors, provided, however, that the number thereof shall never be less than ~~twelve~~ [seven] nor greater than~~fifteen.~~ [eleven.] A director need not be a stockholder. The [Board of Directors shall not be classified. From and after the 2009 annual meeting of Stockholders, the] directors shall be ~~divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as the then total number of directors permits. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director~~. [elected at each annual meeting of stockholders for a one-year term expiring at the next annual meeting of stockholders; provided that the term of any director elected prior to the 2009 annual meeting of stockholders shall be unaffected.] A director shall hold office until ~~the annual meeting for the year in which his term expires~~ [the next annual meeting of stockholders] and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including any vacancy that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall ~~have the same remaining term as that of his predecessor~~. [hold office until the next annual meeting of stockholders.]

(b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to these Bylaws unless expressly provided by such terms~~.

B-1

Appendix C

List of Companies in General Industry Database

ACCO Brands Corporation	Donaldson Company, Inc.	Longs Drug Stores, Inc.	Schneider National, Inc.
AGL Resources Inc.	DSW Inc.	Martin Marietta Materials, Inc.	Schreiber Foods Inc.
Alberto-Culver Company	DTE Energy Company	Mastercard Inc.	Science Applications International Corporation
Allegheny Energy, Inc.	Dynegy Inc.	McCormick & Company, Inc.	The Scotts Miracle-Gro Company
Allergan, Inc.	Eastman Chemical Company	McDermott International Inc.	The Shaw Group
ALLTEL Corporation	Ecolab Inc.	McGraw-Hill Companies	The Sherwin-Williams Company
Ameren Corporation	Eddie Bauer, Inc	MGM Mirage	Smith International Inc.
American Commercial Lines	Edwards Lifesciences LLC	Molson Coors Brewing Company	Smurfit-Stone Container Corporation
American Greetings Corporation	El Paso Corporation	Nabors Industries Ltd.	Solutia Inc.
AMSTED Industries Incorporated	Emcor Group, Inc.	Nalco Company	Sonoco Products Company
Andersen Corporation	Energizer Holdings, Inc.	National Oilwell Varco Inc.	Starbucks Corporation
AnnTaylor Stores Corporation	Equifax Inc.	NCR Corporation	Starwood Hotels & Resorts Worldwide, Inc.
Armstrong World Industries, Inc.	Federal Signal	Newell Rubbermaid Inc.	Steelcase Inc.
ArvinMeritor, Inc.	Federal-Mogul Corporation	Noble Corp	Tenet Healthcare Corporation
Ash Grove Cement Company	Fleetwood Enterprises, Inc.	Noble Energy, Inc.	Terex Corporation
AutoZone, Inc.	Flowserve Corporation	Nordstrom	Thomas & Betts Corporation
Avis Budget Group	Fortune Brands, Inc.	Oceaneering International	Tidewater Inc.
Ball Corporation	Foster Wheeler Corporation	OfficeMax Incorporated	The Timberland Company
Battelle Memorial Institute	GATX Corporation	Olin Corporation	Trane Inc.
Bausch & Lomb Incorporated	Gerdau Ameristeel Corporation	Packaging Corporation of America	Transocean Inc.
Belk, Inc.	Global Crossing Ltd.	Pactiv Corporation	TriMas Corporation
Big Lots, Inc.	Global Payments Inc.	Papa John’s International	Tupperware Corporation
Blockbuster Inc.	Goodrich Corporation	Perini Corporation	United Space Alliance
BorgWarner Inc.	H. B. Fuller Company	PETsMART	United Stationers Inc.
Brady Corporation	Hallmark Cards, Inc.	Pier 1 Imports, Inc.	URS Corp
Brightpoint, Inc.	Hanesbrands, Inc.	Pinnacle West Capital Corporation	USG Corporation
Brinker International, Inc.	Harley-Davidson Motor Company Inc.	Pioneer Natural Resources Company	UST Inc.
Brown Shoe Company, Inc.	Herman Miller, Inc.	Pitney Bowes, Inc.	Valmont Industries, Inc.
Brunswick Corporation	The Hershey Company	Polaris Industries Inc.	The Valspar Corporation
Burger King Holdings, Inc.	Hormel Foods Corporation	Portland General Electric Company	Valves & Measurement
Cameron International Corporation	Idearc Media	PPL Corporation	Vulcan Materials Company
Campbell Soup Company	Jacobs Engineering Group Inc.	Praxair, Inc.	W. L. Gore & Associates, Inc.
Catalent Pharma Solutions, Inc.	JohnsonDiversey	Progress Energy, Inc.	W. R. Grace & Co.
CenterPoint Energy	Jones Lang LaSalle	Qualcomm Inc.	Waters Corporation
Chicago Bridge and Iron Company	Joy Global Inc.	Quanta Services, Inc.	Weatherford International Ltd.
Church & Dwight Company, Inc.	Kaman Corporation	Reynolds American Inc.	WGL Holdings Inc
Cleco Corporation	KBR, Inc.	Rockwell Automation	Windstream Communications
Cleveland-Cliffs Inc	Kennametal Inc.	Rockwell Collins	Wm. Wrigley Jr. Company
The Clorox Company	Kinder Morgan Inc.	Rohm and Haas Company	Woodward Governor Company
CMS Energy Corporation	L.L. Bean Incorporated	Ross Stores, Inc.	Worthington Industries, Inc.
Cooper Industries, Inc.	Land O Lakes	Ryder System, Inc.	Wyndham Worldwide Corporation
Curtiss-Wright Corporation	Leggett & Platt Inc.	S.C. Johnson & Son, Inc.
Darden Restaurants, Inc.	Lennox International Inc.	Sauer-Danfoss Inc.
Del Monte Foods Company	Levi Strauss & Co.	SCANA Corporation

C-1

Please mark your votes as indicated in this example	X

The Board of Directors recommends a vote FOR the election of directors below.					The Board of Directors recommends a vote FOR item 2 below.
						FOR	AGAINST	ABSTAIN
			WITHHOLD	FOR, EXCEPT WITHHOLD
1.	Election of three Class III directors.	FOR ALL	FOR ALL	FROM THE FOLLOWING	2. Amendments relating to Board declassification	☐	☐	☐
NOMINEE(S)

	Nominees: 01-William R. Corbin 02-Robert Jaunich II 03-W. Keith Kennedy, Jr.				The Board of Directors recommends a vote FOR item 3 below.
		☐	☐	☐		FOR	AGAINST	ABSTAIN
					3. Amendments relating to Board size	☐	☐	☐

	(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.)				The Board of Directors recommends a vote FOR item 4 below.
						FOR	AGAINST	ABSTAIN
	Exception				4. Ratify appointment of Independent Auditors	☐	☐	☐

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

▲	FOLD AND DETACH HERE	▲

46344

This Proxy is Solicited on Behalf of the Board of Directors of Con-way Inc.
The undersigned appoints J.C. POPE, W.J. SCHROEDER and C.C. WHITE and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of Con-way Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 19, 2009 at 9 a.m. local time at the Doubletree Hotel, 835 Airport Boulevard, Burlingame, California, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, and FOR items 2, 3 and 4 on the reverse side.
(PLEASE SIGN THIS CARD ON THE REVERSE SIDE)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲	FOLD AND DETACH HERE	▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

46344

Please mark your votes as indicated in this example	X

The Board of Directors recommends a vote FOR the election of directors below.					The Board of Directors recommends a vote FOR item 2 below.
						FOR	AGAINST	ABSTAIN
			WITHHOLD	FOR, EXCEPT WITHHOLD
1.	Election of three Class III directors.	FOR ALL	FOR ALL	FROM THE FOLLOWING	2. Amendments relating to Board declassification	☐	☐	☐
NOMINEE(S)

	Nominees: 01-William R. Corbin 02-Robert Jaunich II 03-W. Keith Kennedy, Jr.				The Board of Directors recommends a vote FOR item 3 below.
		☐	☐	☐		FOR	AGAINST	ABSTAIN
					3. Amendments relating to Board size	☐	☐	☐

	(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.)				The Board of Directors recommends a vote FOR item 4 below.
						FOR	AGAINST	ABSTAIN
	Exception				4. Ratify appointment of Independent Auditors	☐	☐	☐

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

▲	FOLD AND DETACH HERE	▲

46344-BL

CON-WAY INC. RETIREMENT SAVINGS PLAN
Direction of Participant to Trustee of
Con-way Inc. Retirement Savings Plan
(Common Stock and Preferred Stock)
The undersigned hereby directs the Trustee of the Con-way Inc. Retirement Savings Plan to vote all shares of Con-way Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, May 19, 2009 at 9 a.m. local time at the Doubletree Hotel, 835 Airport Boulevard, Burlingame, California, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, and FOR items 2, 3 and 4 on the reverse side.
(PLEASE SIGN THIS CARD ON THE REVERSE SIDE)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

▲	FOLD AND DETACH HERE	▲

Dear Fellow Employee:	April 10, 2009
     Enclosed is proxy material for the Con-way Inc. Annual Meeting of Shareholders to be held on May 19, 2009. This material is being sent to you as a participant in the Con-way Inc. Retirement Savings Plan and includes (1) the Company’s 2009 Proxy Statement and 2008 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to BNY Mellon Shareowner Services, the Company’s stock transfer agent.
     In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Con-way Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to BNY Mellon Shareowner Services with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.
     Your instruction card must be returned directly to BNY Mellon Shareowner Services, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.
     The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, BNY Mellon Shareowner Services must receive your completed instruction card no later than May 15, 2009.
Sincerely,
Jennifer W. Pileggi
46344-BL

Please mark your votes as indicated in this example	X

The Board of Directors recommends a vote FOR the election of directors below.					The Board of Directors recommends a vote FOR item 2 below.
						FOR	AGAINST	ABSTAIN
			WITHHOLD	FOR, EXCEPT WITHHOLD
1.	Election of three Class III directors.	FOR ALL	FOR ALL	FROM THE FOLLOWING	2. Amendments relating to Board declassification	☐	☐	☐
NOMINEE(S)

	Nominees: 01-William R. Corbin 02-Robert Jaunich II 03-W. Keith Kennedy, Jr.				The Board of Directors recommends a vote FOR item 3 below.
		☐	☐	☐		FOR	AGAINST	ABSTAIN
					3. Amendments relating to Board size	☐	☐	☐

	(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.)				The Board of Directors recommends a vote FOR item 4 below.
						FOR	AGAINST	ABSTAIN
	Exception				4. Ratify appointment of Independent Auditors	☐	☐	☐

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

▲	FOLD AND DETACH HERE	▲

46344-YL

CON-WAY 401(k) PLAN
Direction of Participant to Trustee of
Con-way 401(k) Plan
(Common Stock and Preferred Stock)
The undersigned hereby directs the Trustee of the Con-way 401(k) Plan to vote all shares of Con-way Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, May 19, 2009 at 9 a.m. local time at the Doubletree Hotel, 835 Airport Boulevard, Burlingame, California, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, and FOR items 2, 3 and 4 on the reverse side.
(PLEASE SIGN THIS CARD ON THE REVERSE SIDE)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

▲	FOLD AND DETACH HERE	▲

Dear Fellow Employee:	April 10, 2009
     Enclosed is proxy material for the Con-way Inc. Annual Meeting of Shareholders to be held on May 19, 2009. This material is being sent to you as a participant in the Con-way 401(k) Plan and includes (1) the Company’s 2009 Proxy Statement and 2008 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to BNY Mellon Shareowner Services, the Company’s stock transfer agent.
     In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Con-way Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to BNY Mellon Shareowner Services with the instruction card. Shares of each class of Company stock credited to your account for which the Trustee does not receive a signed instruction card on a timely basis will be voted in the manner determined by the Trustee.
     Your instruction card must be returned directly to BNY Mellon Shareowner Services, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee.
     The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, BNY Mellon Shareowner Services must receive your completed instruction card no later than May 15, 2009.
Sincerely,
Jennifer W. Pileggi
46344-YL

DIRECTION FORM (RSP)
SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
Direction to Trustee
(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)
The undersigned hereby directs the Trustee of the Con-way Inc. Retirement Savings Plan to vote all shares of Con-way Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, May 19, 2009 at 9:00 A.M. local time, or at any adjournments or postponements thereof.
This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR items 2, 3 and 4 below, as described in the accompanying proxy statement.
1.	Election of three Class III directors.

Nominees: William R. Corbin, Robert Jaunich II and W. Keith Kennedy, Jr.
☐	Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐	Vote WITHHELD from all nominees.
2.	Amendments relating to Board declassification

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Amendments relating to Board size

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Ratify appointment of KPMG LLP as the Company’s auditors for the year 2009

FOR ☐	AGAINST ☐	ABSTAIN ☐
The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

, 2009

Signature of Participant

Name (Please Print)

Address (Please Print)

City	State	Zip Code

DIRECTION FORM (CON-WAY 401(K) PLAN)

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
Direction to Trustee
(USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)
The undersigned hereby directs the Trustee of the Con-way 401(k) Plan to vote all shares of Con-way Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, May 19, 2009 at 9:00 A.M. local time, or at any adjournments or postponements thereof.
This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR items 2, 3 and 4 below, as described in the accompanying proxy statement.
1.	Election of three Class III directors.

Nominees: William R. Corbin, Robert Jaunich II and W. Keith Kennedy, Jr.
☐	Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):

☐	Vote WITHHELD from all nominees.
2.	Amendments relating to Board declassification

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Amendments relating to Board size

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Ratify appointment of KPMG LLP as the Company’s auditors for the year 2009

FOR ☐	AGAINST ☐	ABSTAIN ☐
The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

, 2009

Signature of Participant

Name (Please Print)

Address (Please Print)

City	State	Zip Code